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SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
/x/	Preliminary information statement
/ /	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
/ /	Definitive information statement

CTN MEDIA GROUP, INC.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
/ /	No fee required.
/x/	Fee computed on table below per Exchange Act Rules 14-c5(g) and 0-11.
    (1)
    Title of each class of securities to which transaction applies: Common Stock, $.005 Par Value

    (2)
    Aggregate number of securities to which transaction applies: N/A

    (3)
    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $28,000,000 aggregate purchase price of the assets being sold

    (4)
    Proposed maximum aggregate value of transaction: $28,000,000

    (5)
    Total fee paid: $5,600

/ /	Fee paid previously with preliminary materials.

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)
    Amount Previously Paid:

    (2)
    Form, Schedule or Registration Statement No.:

    (3)
    Filing Party:

    (4)
    Date Filed:

CTN MEDIA GROUP, INC.

    3350 Peachtree Road
Suite 1500
Atlanta, Georgia 30326
(404) 256-4444
June 8, 2001

INFORMATION STATEMENT

    This Information Statement is being mailed to the stockholders of CTN Media Group, Inc., a Delaware corporation also referred to as CTN, pursuant to the requirements of Regulation 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with an action taken by written consent of the holders of a majority of the outstanding voting stock of CTN. This Information Statement also constitutes notice of action taken without a meeting as required by Section 228(a) of the Delaware General Corporation Law.

    The written consent referred to herein contains resolutions consenting to:

  (i)
  the execution and performance by CTN of the Stock Purchase Agreement, dated as of June 1, 2001, entered into among CTN, Armed Forces Communications, Inc. d/b/a Market Place Media, a New York corporation and a wholly-owned subsidiary of CTN, referred to herein as MPM, and MPM Acquisition, Inc., a Delaware corporation, pursuant to which CTN will sell to MPM Acquisition all of the outstanding shares of common stock, no par value per share, of MPM for $28.0 million in cash, subject to certain adjustments (the shares of common stock of MPM being sold by CTN are hereinafter referred to as the MPM Shares); and

  (ii)
  the adoption of amendments to CTN's (a) 1996 Stock Incentive Plan and (b) Outside Directors' 1996 Stock Option Plan (collectively, the "Stock Option Plans").

    On May 29, 2001, CTN's Board of Directors met via teleconference to discuss the terms of the Stock Purchase Agreement and the ancillary agreements. The independent members of the Board of Directors unanimously approved the sale of MPM to MPM Acquisition and the Stock Purchase Agreement. In addition, the other Board members present on the teleconference unanimously approved the sale of the MPM Shares to MPM Acquisition and the Stock Purchase Agreement. CTN's Board of Directors also resolved to submit the proposed sale of the MPM Shares and the Stock Purchase Agreement to CTN's majority stockholder for approval.

    By written consent in lieu of a meeting dated May 31, 2001, MPM's sole director approved the sale of the MPM Shares to MPM Acquisition and the Stock Purchase Agreement.

    The MPM Shares constitute a substantial portion of CTN's assets, business and operations and, may constitute a sale of substantially all of the property and assets of CTN within the meaning of Section 271(a) of the Delaware General Corporation Law. Because a transaction subject to Section 271(a) requires the approval of a majority of the corporation's outstanding voting shares under Delaware law, the Board of Directors of CTN sought the approval of this transaction by CTN's majority stockholder.

    On May 30, 2001, U-C Holdings, L.L.C., a Delaware limited liability company, as holder of approximately 88.2% of the issued and outstanding voting stock of CTN and as sole holder of CTN's issued and outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, approved the Stock Purchase Agreement and the proposed sale of MPM by written consent without a meeting. Also, on June 1, 2001, MPM Acquisition entered into a Voting Agreement with Holdings, whereby Holdings has agreed to vote in favor of this transaction and has provided an irrevocable (until the termination of the Stock Purchase Agreement) proxy to certain officers of MPM Acquisition to that effect. A majority of the membership interests in Holdings have executed a written consent in lieu of a meeting approving Holdings' execution of the Voting Agreement.

    Also on May 30, 2001, by written consent without a meeting, the Executive Committee and the Stock Option and Compensation Committee of the Board of Directors of CTN jointly approved (i) an amendment to the 1996 Stock Incentive Plan to increase the number of shares of CTN's common stock, $.005 par value per share, reserved for issuance upon the exercise of options granted under such plan from 2.0 million shares to 3.0 million shares and (ii) an amendment to the Outside Directors' 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under such plan from 460,000 shares to 910,000 shares (collectively, the "Plan Amendments"). The effectiveness of such written consent is subject to such amendments to the Stock Option Plans being approved by CTN's stockholders within 12 months of the written consent. By written consent in lieu of a meeting dated May 30, 2001, Holdings approved the Plan Amendments.

    All required corporate approvals of the corporate actions discussed in this Information Statement have been obtained.

    The written consent of Holdings dated May 30, 2001 will become effective 20 days from the date this Information Statement is first mailed to stockholders. The closing of the transactions contemplated in the Stock Purchase Agreement is scheduled to take place as promptly as practicable after the effective date of this Information Statement.

    There will not be any material differences in the rights of stockholders of CTN as a result of the sale of the MPM Shares or the Plan Amendments. There are no rights of appraisal or similar rights of dissenting shareholders with respect to the sale of the MPM Shares or the Plan Amendments.

    The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on May 15, 2001. This Information Statement is first being mailed to stockholders on or about June 18, 2001.

STOCKHOLDERS ARE URGED TO READ THIS INFORMATION STATEMENT AND THE ANNEXES HERETO IN THEIR ENTIRETY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SALE OF THE MPM SHARES

SUMMARY TERM SHEET

    MPM is a targeted media placement and promotions company that reaches college, minority, military and seniors markets. MPM provides media placement services in specialized newspapers and magazines, radio, television, Internet, and outdoor media. MPM also produces events and provides promotions and public relations services. The primary source of revenue for MPM is from the sale of media placements.

    The following is a summary of the material terms of the Stock Purchase Agreement and the related transactions. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Information Statement and in the attached Annexes:

  •
  CTN will sell to MPM Acquisition the MPM Shares, which constitute all of the outstanding shares of capital stock of MPM. See "Terms of the Stock Purchase Agreement—Purchase Price and Adjustments" beginning on page 7.

  •
  CTN will receive a total of $28 million in cash from the sale of the MPM Shares, subject to a working capital adjustment to the purchase price based on MPM's balance sheet as of the closing date. See "Terms of the Stock Purchase Agreement—Purchase Price and Adjustments" beginning on page 7.

  •
  Unless the Stock Purchase Agreement is terminated pursuant to its terms, the closing of the transactions contemplated in the Stock Purchase Agreement is projected to occur in July 2001,

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    approximately 20 days after the date of this Information Statement, or as promptly as practicable thereafter as the various conditions set forth in the Stock Purchase Agreement have been satisfied or waived. See "Terms of the Stock Purchase Agreement—Purchase Price and Adjustments" beginning on page 7.

  •
  On or prior to the closing date, CTN will repay certain intercompany loans made by MPM. See "Terms of the Stock Purchase Agreement—Covenants and Conditions" beginning on page 8.

  •
  CTN has agreed that it will not, directly or indirectly, (i) for a period of five (5) years from the closing date, engage, consult, manage or otherwise participate in the operation of a business competitive with MPM or (ii) for a period of two (2) years from the closing date, solicit for hire or hire any of MPM's employees. See "Terms of the Stock Purchase Agreement—Covenants and Conditions" beginning on page 8.

  •
  CTN has agreed to indemnify MPM Acquisition and, after the closing, MPM from losses resulting from any breach of any representation, warranty, covenant or agreement of CTN contained in the Stock Purchase Agreement or any claim by a third party relating to any such breach. In order for this provision to have effect, MPM Acquisition must suffer losses as a result of all such breaches in excess of $100,000, at which time all such losses above a deductible of $25,000 shall be payable by CTN. CTN's maximum liability in such event shall not exceed $7.5 million. Holdings and two of its members, Willis Stein & Partners II, L.P. and Willis Stein & Partners Dutch, L.P., will guarantee up to $500,000 for the general indemnification obligations of CTN to MPM Acquisition under the Stock Purchase Agreement. See "Terms of the Stock Purchase Agreement—Indemnification and Guarantees" beginning on page 9.

  •
  Contemporaneously with the execution of the Stock Purchase Agreement, each of Holdings and Willis Stein & Partners, L.P., a Delaware limited partnership and the managing member of Holdings, entered into a Voting Agreement with MPM Acquisition, which provides, among other things, that Holdings will vote in favor of the transactions contemplated by the Stock Purchase Agreement and will not vote in favor of any transaction that will impede or delay the consummation of the transactions contemplated by the Stock Purchase Agreement. See "Terms of the Stock Purchase Agreement—Voting Agreement" beginning on page 10.

  •
  A portion of the proceeds from the proposed sale of the MPM Shares will be used to repay approximately $16.5 million of indebtedness owed by MPM to Canadian Imperial Bank of Commerce ("CIBC"). Additionally, approximately $11.0 million of the proceeds from the transaction will be used to repay indebtedness of CTN owed to LaSalle Bank National Association. The remainder of the proceeds received by CTN shall be used for other corporate purposes including the payment of expenses incurred in connection with the sale of the MPM Shares. See "Use of Proceeds" beginning on page 10.

  •
  CTN has agreed that, unless the Stock Purchase Agreement is terminated, until August 10, 2001, it will not authorize or permit the sale, disposition or encumbrance of the MPM Shares or the assets of MPM or consider or solicit any offers, engage in negotiations or make any agreement with respect to any such transaction. See "Terms of the Stock Purchase Agreement—Termination" beginning on page 9.

  •
  The Stock Purchase Agreement may be terminated and abandoned at any time prior to the closing date under certain circumstances by either CTN or MPM Acquisition, or by mutual written consent of CTN and MPM Acquisition. See "Terms of the Stock Purchase Agreement—Termination" beginning on page 9.

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APPROVAL OF THE SALE

    CTN's Board of Directors authorized the sale of the MPM Shares and approved the material terms of the Stock Purchase Agreement at a telephonic meeting on May 29, 2001.

    As of May 15, 2001, the record date for this transaction, CTN had outstanding approximately (a) 15,086,746 shares of Common Stock, (b) 2,176,664 shares of Series A Convertible Preferred Stock and (c) 266,666 shares of Series B Convertible Preferred Stock, of which Holdings owned (i) 11,576,612 shares of Common Stock, (ii) all of the shares of Series A Convertible Preferred Stock and (iii) all of the shares of Series B Convertible Preferred Stock, or approximately 88.2% of the total number of shares of voting stock outstanding. The terms of CTN's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock set forth in CTN's Amended and Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on May 18, 2001 provide that in order to effect a sale of all or a substantial part of CTN's assets CTN must obtain the prior written consent of the holders of a majority of the outstanding shares of the Series A Convertible Preferred Stock and of the holders of a majority of the outstanding shares of the Series B Convertible Preferred Stock. The MPM Shares constitute a substantial part of CTN's assets.

    On May 30, 2001, Holdings, as holder of approximately 88.2% of the total shares of voting stock and as sole holder of CTN's issued and outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, approved by written consent in lieu of a meeting the sale of the MPM Shares and the Stock Purchase Agreement. As a result, the sale of the MPM Shares and the Stock Purchase Agreement was approved by a majority of the shares of voting stock as required by Delaware law and by a majority of the Series A Convertible Preferred Stock and a majority of the Series B Convertible Preferred Stock as required by CTN's Certificate of Incorporation, and no further votes are required.

BACKGROUND OF AND REASONS FOR THE SALE

Summary of CTN's Business

    From December 1998 through the fiscal year ended December 31, 2000, CTN focused its business on being a diversified media company specializing in reaching targeted audiences. By way of operating in the television, magazine, newspaper and online sectors, CTN's objective has been to become a leading media channel for advertisers to access the 18-24 year old audience.

    CTN owns and operates the College Television Network, a proprietary commercial television network that operates on college and university campuses across the United States. The Network is provided to campuses through single-channel television systems placed free of charge primarily in the campuses' public venues, including dining facilities and student unions. The Network reaches approximately 1.5 million young adult viewers each day.

    CTN also publishes Link Magazine, which is direct mailed to over one million students on college campuses. The magazine enjoys a total readership of approximately 3.2 million college students per issue. In addition, CTN owns iD8 Marketing, an Atlanta-based advertising agency primarily involved in placing media buys and providing creative services for its clients.

    Since October 1999, CTN has operated Wetair.com, L.L.C., which operates a proprietary Internet site for CTN called "Wetair.com." Wetair.com is a lifestyle and entertainment destination site for the 18-24 year old demographic. The site features five lifestyle categories (music, film, electronica, comedy and lifestyles) and is hosted by on-screen personalities that promote interaction and content submission from its user base. CTN owns approximately 90% of the equity in Wetair.com.

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MPM History

    CTN acquired MPM in August 1999 for $30 million in cash. MPM maintains a term loan and a revolving credit line with CIBC. CTN amended the MPM credit facilities in November 2000. This amendment increased MPM's revolving loan commitment to $5 million from $2 million and in return reduced the amount of MPM's term loan to $13 million from $15 million. This enabled MPM to borrow $5 million under the amended agreement, which was then distributed as dividends to CTN.

    MPM specializes in targeted media placement services for a wide variety of advertisers. On behalf of its customers, MPM utilizes various advertising vehicles including newspapers, radio, magazines, and on-site events that target specific markets such as college students, minorities, military personnel and senior citizens. The majority of MPM's revenue is generated in college, military and minority markets.

    The college market division of MPM operates under the trade name AllCampus Media ("ACM"). The college newspapers that ACM represents on a non-exclusive basis have a combined circulation of over nine million, and enrollment at the associated schools totals over approximately 13 million students. ACM utilizes a proprietary software system that allows it to retrieve and merge data about demographics, consumer buying habits and school data with the college newspaper data and rates to assist clients in creating effective media plans targeting college students. ACM executes the media buys for the clients, ordering the advertising space, reproducing and delivering the advertising material and verifying placement of the advertising.

    ACM also makes out-of-home advertising media available to clients targeting the college market. Through its exclusive network of professional poster placement representatives throughout the country, ACM is able to place advertising messages on campus bulletin boards on the majority of college campuses in the United States. ACM also offers "AdStands," a 4-color advertisement that is installed atop newspaper distribution bins in high-traffic indoor and outdoor campus locations such as student unions, bookstores, and dormitories. The advertising space on these AdStands is sold to clients on a monthly basis. In addition, ACM's student network of representatives distribute advertising flyers directly to college students. ACM also plans and sells radio advertising or sponsorships on college and local radio stations. Finally, ACM directly markets to college students through event marketing and promotional activities. The events staff at ACM creates, coordinates and implements direct marketing opportunities for its clients. The variety of activities used includes movie screenings, tabling, surveys, concert tours, sampling programs and on-campus demonstrations.

    The military market division of MPM operates under the name Armed Forces Communications ("AFC"). The military base newspapers that AFC represents on a non-exclusive basis have a combined circulation of over two million, reaching an active duty population of approximately 1.5 million and a total military base population of approximately four million. The publications that AFC represents are located both in the United States and abroad and include "Stars and Stripes." In addition to newspapers, AFC represents a number of national magazines that target military personnel and retirees.

    In addition to newspaper advertising, AFC utilizes a number of other media to reach military personnel. AFC locates and buys for resale advertising space on outdoor billboards that are strategically located at entrances to military bases. AFC also reaches military personnel and their families through in-store radio at the commissary and exchanges. AFC also supplies direct mailing lists of military personnel.

    AFC's event team creates, coordinates and implements on-base direct marketing events across the country. The Company's extensive relationships with Morale Welfare and Recreation Officers allows AFC to find opportunities for clients to place their advertising message on base, directly to the active duty personnel.

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    The minority market division of MPM, which includes the African-American, Hispanic and other ethnic markets, operates under the name American Minorities Media ("AMM"). The newspapers that AMM represents on a non-exclusive basis include African-American community newspapers that have a circulation of approximately twelve million, Hispanic community papers that have a circulation of over fourteen million and other ethnic publications that have a circulation of approximately six million. AMM utilizes the same proprietary software system used by ACM to track demographics, consumer buying habits and other data, including minority community newspaper data and rates, to assist clients in creating effective media plans targeting minority groups. AMM also executes the media buys for its clients, ordering the advertising space, reproducing and delivering the advertising material and verifying placement of the advertising. AMM also plans and buys radio advertising on local radio stations and through nationally syndicated radio shows.

Financial Performance

    Although MPM has generated positive cash flows, the debt instruments associated with MPM do not permit the up-streaming of these funds to the parent company, CTN. For the year ended December 31, 2000, MPM's revenues accounted for $52.1 million, or approximately 75.6% of CTN's total revenues. For the three months ended March 31, 2001, MPM's revenues accounted for $11.0 million, or approximately 78.8% of CTN's total revenues. In addition, as of March 31, 2001, MPM's assets accounted for 67.0% of CTN's total assets. However, MPM has had a net loss for the year ended December 31, 2000 and for the three months ended March 31, 2001. As a result of the sale of the MPM subsidiary and the pay down of certain indebtedness with the Purchase Price, based on the March 31, 2001 Pro Forma Balance Sheet, CTN's total liabilities will be decreased from $46.6 million to $15.7 million. Stockholders equity will be increased from $10 million to $14 million. See "Pro Forma Financial Information."

Focusing CTN's Business

    Pursuant to CTN's strategic plan, operational measures have been implemented to improve operating efficiency and reduce costs. CTN's management has implemented measures to refocus the company's management and financial resources to fully support the College Television Network. In conjunction with this strategy, CTN has increased its efforts to deliver new and innovative programming on the Network, and to conduct market research and promotional activities. CTN's goal is to continue building its path to profitability by increasing the Network's sell-out percentages and advertising rates. CTN has been seeking to sell MPM in order to raise capital and streamline its operations. This streamlining and reorientation of corporate resources will be made possible by the fact that the Network is now substantially built out. CTN closed the first quarter of 2001 with 1,923 Network affiliates under contract, with 1,813 locations installed.

Sale of MPM

    Since November 2000, CTN's Board of Directors has been exploring various strategic alternatives, including a sale of MPM, and has solicited offers for MPM.

    In May 2001, Andrew Sawyer, Senior Vice President and Chief Financial Officer of MPM, and Greg Anthony, Senior Vice President of Sales of MPM, approached CTN with an offer to acquire MPM for $28 million in cash, conditioned upon their ability to raise the necessary capital. MPM Acquisition was formed by Mr. Sawyer, Mr. Anthony, and certain funds advised by Schroder Venture Partners LLC, a New York-based private equity firm, to acquire the MPM Shares from CTN. During this same period, CTN raised $4.0 million in working capital from a private placement of shares of its Series B Convertible Preferred Stock to Holdings. Despite this funding, CTN continues to require additional funding to meet future capital needs for operations and debt service obligations.

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    On May 29, 2001, CTN's Board of Directors met via teleconference to discuss the terms of the Stock Purchase Agreement and the ancillary agreements. The independent members of the Board of Directors (those Directors who are not members of Holdings or Willis Stein) unanimously approved the sale of MPM to MPM Acquisition. In addition, as a precaution, in the event that the interests of Willis Stein and Holdings may be deemed to be insubstantial to the transaction, the other Board members present on the teleconference unanimously approved the sale of the MPM Shares to MPM Acquisition. CTN's Board of Directors also resolved to submit the proposed sale of the MPM Shares to CTN's majority stockholder for approval.

    On May 30, 2001, Holdings, as holder of approximately 88.2% of the total shares of voting stock of CTN, approved by written consent in lieu of a meeting the sale of the MPM Shares to MPM Acquisition and the terms of the Stock Purchase Agreement. As a result, the sale of the MPM Shares to MPM Acquisition and the Stock Purchase Agreement were approved by a majority of the shares of voting stock of CTN as required by Delaware law and no further votes are required. In this regard, on June 1, 2001 Holdings executed a Voting Agreement, whereby Holdings agreed to vote in favor of the sale of the MPM Shares to MPM Acquisition and has provided an irrevocable (until the termination of the Stock Purchase Agreement by its terms) proxy to certain officers of MPM Acquisition to that effect.

TERMS OF THE STOCK PURCHASE AGREEMENT

    The following summary is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached as Annex A to this Information Statement and is incorporated herein by reference. Terms which are not otherwise defined in this summary have the meaning set forth in the Stock Purchase Agreement.

Purchase Price and Adjustments

    At the closing, CTN will sell, and MPM Acquisition will purchase, the MPM Shares and, on behalf of MPM, $1.0 million of advertising time on the College Television Network, which MPM may resell. The Purchase Price for the MPM Shares and the above referenced advertising time will be $28.0 million in cash, subject to preliminary and final working capital adjustments as described herein. Pursuant to the preliminary adjustment, prior to the closing, MPM and CTN are to provide to MPM Acquisition an estimated closing balance sheet of MPM. If the working capital determined pursuant to the estimated closing balance sheet exceeds $-1.743 million, the purchase price MPM Acquisition will pay to CTN will be increased by one-half of the amount of such excess, and if the estimated working capital is less than $-1.743 million, the purchase price MPM Acquisition will pay to CTN will be decreased by one-half of the amount of such deficit. Pursuant to the final working capital adjustment, within 90 days after the closing, CTN's accountants are to deliver to MPM Acquisition a balance sheet of MPM as of the closing date. If the closing working capital amount determined pursuant to the closing balance sheet is greater than the estimated working capital amount, MPM Acquisition will pay to CTN one-half of the difference between such amounts, and if the closing working capital amount is less than the estimated working capital amount, CTN will pay to MPM Acquisition one-half of the difference between such amounts. If the closing working capital amount and the estimated working capital amount are equal, no further adjustment payments are to be made.

    In addition to the possible working capital adjustments, the Purchase Price is also subject to reduction by the amount of all liens, charges, encumbrances, indebtedness for borrowed money, capital leases and debt related instruments of MPM outstanding as of the closing, provided that a lien will not reduce the Purchase Price if (i) either (x) CTN assumes the lien or (y) on the closing date CTN causes any lien to be paid in full and (ii) MPM is released from the lien. The Purchase Price is payable to CTN in cash by wire transfer in immediately available funds. The closing is anticipated to take place in July 2001, approximately 20 days after the date of this Information Statement.

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Representations and Warranties

    The Stock Purchase Agreement contains standard representations and warranties of CTN, as seller, and MPM Acquisition, as purchaser, for a transaction of this nature.

Covenants and Conditions

    The Stock Purchase Agreement also contains standard pre-closing covenants and conditions of CTN, MPM and MPM Acquisition, providing that certain specified actions are to be taken, and certain specified actions may not be taken, at or prior to the closing.

    The more distinctive covenants agreed to between CTN and MPM Acquisition include (i) CTN's obligation to repay to MPM, on or before the closing date, certain intercompany debt in the amount of $81,402, plus any additional intercompany debt incurred after June 1, 2001 and prior to the closing, (ii) the parties' agreement that CTN shall pursue collection of the accounts receivables owed by Omnipod, Inc. to each of CTN and MPM, and upon any payment thereof by Omnipod, CTN will instruct Omnipod to pay to MPM directly its pro rata portion thereof, and (iii) with respect to the existing indemnification claims made by CTN against the former shareholders of MPM in connection with CTN's acquisition of MPM, MPM Acquisition's agreement to disclaim (on its own behalf, and after the closing of its acquisition of MPM from CTN, on behalf of MPM) any right to receive payments from the settlement of such claims.

    As a condition to CTN's entering into the Stock Purchase Agreement, certain private equity firms controlling MPM Acquisition agreed to guaranty the performance of MPM Acquisition under the Stock Purchase Agreement, including, without limitation, the payment of the Purchase Price, subject to the terms and conditions of the Stock Purchase Agreement.

    As a condition to MPM Acquisition's entering into the Stock Purchase Agreement, contemporaneously with the execution of the Stock Purchase Agreement, each of Holdings and Willis Stein entered into a Voting Agreement with MPM Acquisition, which provides, among other things, that Holdings will vote in favor of the transactions contemplated by the Stock Purchase Agreement. See "Terms of the Stock Purchase Agreement—Voting Agreement."

    The obligation of MPM Acquisition to purchase the MPM Shares is further subject to the condition that neither MPM nor its assets suffer a material adverse change between the date of the Stock Purchase Agreement and the closing date.

    Pursuant to an acquisition restrictive covenant agreement in favor of MPM, CTN has agreed that it will not, directly or indirectly, (i) for a period of five (5) years from and after the closing date, engage, consult, manage or otherwise participate in the operation of a business competitive with MPM, and (ii) for a period of two (2) years from and after the closing date, solicit for hire or hire any of MPM's employees.

    Pursuant to a side letter agreement, CTN agreed that, as an inducement for MPM Acquisition to enter into the Stock Purchase Agreement, MPM Acquisition's conditions to closing will include its receipt of a release of MPM and MPM Acquisition by Geoffrey Kanter, President of MPM.

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Indemnification and Guarantees

    CTN has agreed to indemnify, defend and hold harmless MPM Acquisition, MPM (after the closing only) and their respective shareholders, directors, officers, employees, agents and subsidiaries from and against any and all losses resulting from or arising out of any breach of any representation warranty, covenant or agreement of CTN contained in the Stock Purchase Agreement or any claim, demand, action or proceeding by a third party relating to any such breach. In order for this provision to have effect, MPM Acquisition must suffer losses as a result of all such breaches in excess of $100,000, subject to standard carve-outs that are not covered by this threshold, at which time all such losses above an aggregate deductible of $25,000 shall be payable by CTN. CTN's maximum liability in such event shall not exceed $7.5 million.

    Each of MPM Acquisition and, after the closing, MPM has agreed to indemnify, defend and hold harmless CTN and its shareholders, directors, officers, employees, agents and subsidiaries from and against any and all losses resulting from or arising out of any breach of any representation, warranty, covenant or agreement of MPM Acquisition contained in the Stock Purchase Agreement or any claim, demand, action or proceeding by a third party relating to any such breach.

    Pursuant to a Limited Guaranty to be entered into at the closing, the form of which is attached as Annex B to this Information Statement, among MPM Acquisition, Holdings, Willis Stein II and Willis Stein Dutch, Holdings and the Willis Stein entities will guarantee up to $500,000 for the general indemnification obligations of CTN to MPM Acquisition under the Stock Purchase Agreement.

    Other than disputes arising from the calculation of the purchase price working capital adjustment discussed above, which, if any, will be settled by Arthur Andersen, L.L.P., any controversy or claim arising out of, or relating to, the Stock Purchase Agreement, will be settled by arbitration under the commercial arbitration rules of the American Arbitration Association.

Termination

    CTN and MPM Acquisition may terminate the Stock Purchase Agreement by mutual written consent at any time prior to the closing.

    Either CTN or MPM Acquisition may terminate the Stock Purchase Agreement in the event that the closing of the transaction has not occurred by the earlier of (i) August 10, 2001, and (ii) the date that is three days after the first date on which the closing may occur (which is the later of two business days after (x) the effective date of this Information Statement or (y) the date on which the conditions to the closing have been satisfied or waived) (the "Termination Date"). The reference to August 10, 2001 will be automatically adjusted to October 15, 2001 if (1) the Securities and Exchange Commission comments on the contents of this Information Statement or requests an amendment hereof, or (2) the closing has not occurred by August 10, 2001 due to an injunction, order, decree or ruling or any statute, rule or regulation which prohibits the consummation of the transaction or in the opinion of MPM Acquisition would materially restrain the operation of MPM after the closing. Neither party may terminate the Stock Purchase Agreement if it is in material breach of its obligations or representations and warranties thereunder.

    CTN has agreed that, unless the Stock Purchase Agreement is terminated, until August 10, 2001, it will not, directly or indirectly, (a) solicit any proposal or offer from any person relating to the acquisition, by merger, sale or otherwise, of the MPM Shares, MPM or any assets thereof otherwise than in the ordinary course of business, or (b) engage in any discussions with any person concerning the sale or merger of MPM, or (c) furnish any information to any other person with respect to MPM in connection with any such discussions.

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Voting Agreement

    As a condition to MPM Acquisition entering into the Stock Purchase Agreement, contemporaneously with the execution of the Stock Purchase Agreement, each of Holdings and Willis Stein entered into a Voting Agreement with MPM Acquisition (a copy of which is included with this Information Statement at Annex C) that provides, among other things, that Holdings will vote in favor of the transactions contemplated by the Stock Purchase Agreement. Pursuant to the Voting Agreement, Holdings appointed certain officers of MPM Acquisition as its irrevocable (until the Termination Date) proxy and attorney-in-fact to vote Holdings' shares of voting stock of CTN solely for the purposes of approving the sale of the MPM Shares to MPM Acquisition.

ACCOUNTING TREATMENT OF THE TRANSACTION

    On the date of the closing, CTN will remove MPM's assets and liabilities from CTN's consolidated balance sheet and record a gain or loss on the sale of the MPM Shares equal to the difference between the net assets disposed of (including related intangibles) and the purchase price received. See "Pro Forma Financial Information".

FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the anticipated federal income tax consequences to CTN of the proposed sale of the MPM Shares is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the proposed transactions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these conclusions (possibly with retroactive effect).

    At present, CTN anticipates recognizing a capital gain for federal income tax purposes on the sale of the MPM Shares equal to the difference between the purchase price (less transaction costs) and CTN's tax basis in the MPM Shares. The capital gain will be taxed at CTN's top marginal tax rate. However, CTN anticipates using its prior and any current year net operating losses to offset the capital gain recognized on the sale of the MPM Shares.

    The sale of the MPM Shares will not produce any separate and independent federal income tax consequences to CTN's stockholders.

USE OF PROCEEDS; CONDUCT OF BUSINESS FOLLOWING THE PROPOSED SALE

    A portion of the proceeds from the proposed sale of the MPM Shares will be used by CTN to repay approximately $16.5 million of indebtedness to Canadian Imperial Bank of Commerce. Additionally, approximately $11.0 million of the proceeds from the transaction will be used by CTN to repay indebtedness to LaSalle Bank National Association. The remainder of the proceeds received by CTN shall be used for other corporate purposes including the payment of expenses incurred in connection with the sale of the MPM Shares. Following the proposed sale of the MPM Shares, CTN will still own the College Television Network, Link Magazine, Wetair.com and iD8.

    There will not be any material differences in the rights of stockholders of CTN as a result of the sale of the MPM Shares.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of operating results or financial position that would have been achieved if the sale had been consummated as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of CTN.

10

    The pro forma balance sheet data is unaudited and was derived from the balance sheet of CTN as of March 31, 2001 and was prepared as if the transaction had occurred as of March 31, 2001. See "Notes to Unaudited Pro Forma Balance Sheet."

    The pro forma income statement data is unaudited and was derived from the statements of operations of CTN for the years ended December 31, 1999 and 2000 and the three months ended March 31, 2001 and gives effect to the sale of MPM as if the transaction had occurred at the beginning of the respective periods. See "Notes to Unaudited Pro Forma Income Statements."

    In the opinion of CTN's management, all adjustments necessary to present fairly such unaudited pro forma financial statements have been made based on the terms and structure of the MPM sale.

    The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the actual results that would have occurred had the transaction taken place at the earliest period presented, nor do they purport to indicate the results of future operations or financial position of CTN.

    The unaudited pro forma consolidated financial statements have been derived from and should be read in conjunction with CTN's audited historical financial statements and notes thereto as of December 31, 2000, filed with the Securities and Exchange Commission in Form 10-KSB and CTN's unaudited condensed historical financial statements and notes thereto for the quarter ended March 31, 2001, filed with the Securities and Exchange Commission in Form 10-Q.

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PRO FORMA CONSOLIDATED BALANCE SHEET
PERIOD ENDED 3/31/01
UNAUDITED

DESCRIPTION	Historical	Adjustments		Total
Current Assets:
Cash and cash equivalents	$1,144,604	$11,649,385	(b)	$12,793,989
Accounts Receivable, net of allowance	15,520,385	(12,537,555	)(c)	2,982,830
Prepaid Expenses	474,082	(203,956	)(c)	270,126
Other Current Assets	19,854	(11,087	)(c)	8,767

Total current assets	17,158,925	(1,103,213)		16,055,712
Investments	1,530,000	—		1,530,000
Property & Equipment, net	13,472,028	(1,455,278	)(c)	12,016,750
Other Assets	302,809	(21,314	)(c)	281,495
Due to/from CTN		(408,294	)(c)	(408,294)
Due to/from Wetair		(2,365	)(c)	(2,365)
Intangible assets, net	24,227,858	(23,861,476	)(c)	366,382

Total Assets	$56,691,620	$(26,851,940)		$29,839,680

Current Liabilities:
Accounts payable	$12,218,232	$(10,259,108	)(c)	$1,959,124
Accrued expense	1,687,326	(9,913	)(d)	1,677,413
Deferred revenue	1,728,177	(1,581,653	)(c)	146,524
Other current liabilities	2,516,388	(2,516,388	)(c)	—
Current portion of long-term debt	28,508,938	(16,508,938	)(e)	12,000,000

Total liabilities	46,659,061	(30,876,000)		15,783,061

Equity:
Common Stock — CTN	75,435			75,435
Preferred Stock	38,794,076			38,794,076
Additional paid in capital	41,293,509			41,293,509
Unearned compensation	(140,079)			(140,079)
Accumulated deficit	(69,990,382)	4,024,060	(f)	(65,966,322)

Total stockholders' equity (deficit)	10,032,559	4,024,060		14,056,619

Total liabilities & stockholders' equity (deficit)	$56,691,620	$(26,851,940)		$29,839,680

See accompanying notes.

Notes to Unaudited Pro Forma Balance Sheet

(a)  See the introductory paragraphs under "Unaudited Pro Forma Consolidated Financial Information". The unaudited pro forma balance sheet includes the balance of CTN as of March 31, 2001 and was prepared as if the transaction had occurred at the end of the respective date.

(b)  To eliminate the MPM cash overdraft of $158,323 and to record the net cash proceeds from the sale of the MPM Shares. The pro-forma cash and cash equivalents as of March 31, 2001 is based on the expected net proceeds of the sale transaction ($28 million) and the debt outstanding at March 31, 2001 of $16,508,938. It does not purport to represent the cash and cash equivalents expected to be available to CTN upon the closing of the sale of the MPM Shares.

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    The pro forma income statements do not reflect the use of $11.0 million in proceeds. Assuming $11.0 million were received on January 1, 2000 and used to reduce amounts outstanding under CTN's indebtedness to LaSalle Bank National Association, pro forma adjusted earnings for the year ended December 31, 2000 would be $0.70 per share—basic and $0.41 per share—diluted. Assuming $11.0 million were received on January 1, 2001 and used to reduce amounts outstanding under CTN's indebtedness to LaSalle Bank, pro forma adjusted loss for the quarter ended March 31, 2001 would be ($0.29) per share—basic and ($0.29) per share—diluted. The ultimate use of the proceeds received from the sale of the MPM Shares may differ from that described herein.

(c)  To eliminate MPM Assets and Liabilities.

(d)  To eliminate MPM Assets and Liabilities and to establish a reserve for expenses of $500,000 related to the sale of the MPM Shares.

(e)  To record the retirement of debt from proceeds on the sale of the MPM Shares.

(f)  To record gain on sale of MPM Shares, based on $28 million purchase price, less expenses of $500,000, less net assets of approximately $23.5 million.

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PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 1999
UNAUDITED

DESCRIPTION	Historical	Pro Forma Adjustments		Pro Forma
Revenue	$31,592,501	$(19,913,472	)(a)	$11,679,029
Expenses
Operating	24,001,491	(15,697,476	)(b)	8,304,015
Selling, general & administrative	21,964,404	(2,326,780	)(c)	19,637,624
Depreciation and Amortization	2,769,414	(1,157,836	)(d)	1,611,578

Total Expenses	48,735,309	(19,182,092)		29,553,217
Interest Income	220,353	(47,014	)(e)	173,339
Interest Expense	(757,579)	521,127	(f)	(236,452)

Net income (loss)	(17,680,034)	(257,267)		(17,937,301)
Dividend and Accretion on Preferred Stock	(36,918,801)			(36,918,801)
Amortization of BCF on Preferred Stock	(15,180,454)			(15,180,454)

Net loss available to common shareholders	$(69,779,289)			$(70,036,556)

Net loss per common share — basic	$(4.86)			$(4.88)
Net loss per common share — diluted	$(4.86)			$(4.88)
Weighted average number of common shares outstanding — basic	14,368,283			14,368,283
Weighted average number of common shares outstanding — diluted	14,368,283			14,368,283

See accompanying notes.

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PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2000
UNAUDITED

DESCRIPTION	Historical	Pro Forma Adjustments		Pro Forma
Revenue	$68,897,758	$(52,088,209	)(a)	$16,809,549
Expenses
Operating	52,752,307	(42,038,269	)(b)	10,714,038
Selling, general & administrative	27,853,069	(7,370,421	)(c)	20,482,648
Depreciation and Amortization	7,704,081	(3,621,729	)(d)	4,082,352

Total Expenses	88,309,457	(53,030,419)		35,279,038
Interest Income	320,577	(113,385	)(e)	207,192
Interest Expense	(2,998,578)	1,714,656	(f)	(1,283,922)

Loss before Extraordinary Loss	(22,089,700)	2,543,481		(19,546,219)
Extraordinary Loss	(368,037)	368,037	(g)	—

Net Loss	(22,457,737)	2,911,518		(19,546,219)
Dividend and Accretion on Preferred Stock	30,582,768			30,582,768
Amortization of BCF on Preferred Stock	(1,402,000)			(1,402,000)

Net loss available to common shareholders	$6,723,031			$9,634,549

Net income per common share — basic	$ 0.45			$0.65
Net income (loss) per common share — diluted	$(0.87)			$0.37
Weighted average number of common shares outstanding — basic	14,895,571			14,895,571
Weighted average number of common shares outstanding — diluted	25,818,200			25,818,200

See accompanying notes.

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PRO-FORMA INCOME STATEMENT
FOR THE 3 MONTHS ENDED MARCH 31, 2001
UNAUDITED

DESCRIPTION	Historical	Pro Forma Adjustments		Pro Forma
Revenue	$13,972,102	$(11,009,110	)(a)	$2,962,992
Expenses
Operating	10,647,527	(8,411,613	)(b)	2,235,914
Selling, general & administrative	5,058,839	(1,396,181	)(c)	3,662,658
Depreciation and Amortization	1,791,583	(906,479	)(d)	885,104

Total Expenses	17,497,949	(10,714,273)		6,783,676
Interest Income	37,899	(18,115	)(e)	19,784
Interest Expense	(857,033)	494,714	(f)	(362,319)

Net Income (loss) before Accounting Change	(4,344,981)	181,762		(4,163,219)
Accumulated effect of Accounting Change	(197,000)	197,000	(h)	—

Net Loss	(4,541,981)	378,762		(4,163,219)
Dividend and Accretion on Preferred Stock	(488,024)			(488,024)

Net loss available to common shareholders	$(5,030,005)			$(4,651,243)

Net loss per common share — basic	$(0.33)			$(0.31)
Net loss per common share — basic	$(0.33)			$(0.31)
Weighted average number of common shares outstanding — basic	15,075,165			15,075,165
Weighted average number of common shares outstanding — basic	15,075,165			15,075,165

See accompanying notes.

Notes to Unaudited Pro Forma Income Statements

(a)
To eliminate MPM sales.

(b)
To eliminate MPM operating expenses.

(c)
To eliminate MPM selling, general & administrative expenses.

(d)
To eliminate depreciation and amortization associated with MPM.

(e)
To eliminate interest income associated with MPM.

(f)
To eliminate interest expense associated with debt existing prior to the sale of the MPM Shares.

(g)
To eliminate extraordinary loss on debt modification associated with MPM.

(h)
To eliminate a change in accounting method associated with MPM.

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AMENDMENTS TO THE STOCK OPTION PLANS

    The Executive Committee and the Stock Option and Compensation Committee of the Board of Directors of CTN by unanimous written consent in lieu of a meeting on May 30, 2001, and Holdings by written consent in lieu of a meeting on May 30, 2001, have adopted and approved amendments to CTN's (a) 1996 Stock Incentive Plan and (b) Outside Directors' 1996 Stock Option Plan. The Plan Amendments are attached hereto as Annex D and Annex E will become effective on the date which is 20 days after the date this Information Statement is mailed to stockholders.

Amendment of 1996 Stock Incentive Plan

    The amendment to the 1996 Stock Incentive Plan (the "Stock Incentive Plan") which has been approved will amend Section 1.5.1 to increase the total number of shares of Common Stock with respect to which awards may be granted pursuant to the Stock Incentive Plan by 1.0 million shares.

    CTN's management and Board of Directors believe that it is in the best interest of CTN to increase the number of shares available for awards under the Stock Incentive Plan in order that CTN may continue to provide incentives to officers and other employees of, and consultants to, CTN to (a) enter into and remain in the service of CTN, (b) enhance the long-term performance of CTN, and (c) acquire a proprietary interest in the success of CTN. Prior to effectiveness of the amendment to Section 1.5.1 of the Stock Incentive Plan, 2.0 million shares were reserved for issuance under the Stock Incentive Plan and awards with respect to 1,770,762 shares have been granted as of June 4, 2001. Following effectiveness of the Plan Amendments, the number of shares of Common Stock reserved for issuance under the Stock Incentive Plan will be 3.0 million shares.

Amendment of Outside Directors' 1996 Stock Option Plan

    The amendment to the Outside Directors' 1996 Stock Option Plan (the "Directors' Plan") which has been approved will amend Section 3 to increase the total number of shares of Common Stock which may be issued pursuant to the Directors' Plan by 450,000 shares.

    CTN's management and Board of Directors believe that it is in the best interest of CTN to increase the number of shares available for awards under the Directors' Plan in order that CTN may continue to provide incentives to those directors of CTN who are not employees of CTN to serve on the Board of Directors and to maintain and enhance CTN's long-term performance. Prior to effectiveness of the amendment to Section 3 of the Directors' Plan, 460,000 shares were reserved for issuance under the Directors' Plan. Awards with respect to 456,000 shares have been granted under the Directors' Plan. Following effectiveness of the Plan Amendments, a total of 910,000 shares of Common Stock will be reserved for issuance under the Directors' Plan.

NO DISSENTERS' RIGHTS

    Under the Delaware General Corporation Law, the corporate actions described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

INTEREST OF CERTAIN PERSONS IN THE ACTIONS DESCRIBED HEREIN

    On August 31, 1999, CTN pledged the MPM Shares to CIBC to secure payment on a $5.0 million line of credit and a $12.0 million term loan made to MPM to finance CTN's original acquisition of MPM and to provide the companies with working capital over the life of the line of credit. Holdings, Willis Stein II and Willis Stein Dutch guaranteed the repayment of up to $5.0 million of the loans from CIBC to MPM. Upon the closing of the sale of the MPM Shares, CTN will receive approximately $28.0 million in cash, of which it intends to use $16.5 million of the proceeds to repay and terminate

17

the loans from CIBC, thereby discharging the obligations of Holdings, Willis Stein II and Willis Stein Dutch under their guaranties of the loans. Additionally, CTN intends to repay $11 million of its indebtedness to LaSalle Bank with a portion of the proceeds from the sale of the MPM Shares. Such reduction of CTN's indebtedness to LaSalle Bank will reduce Willis Stein & Partners, L.P.'s financial exposure under that certain letter provided by Willis Stein to CTN (the "Willis Stein Letter"), pursuant to which Willis Stein has committed to provide funding through fiscal 2001 in the event CTN experiences cash flow deficits from operations or in connection with debt service requirements.

    Concurrently with the closing of the Stock Purchase Agreement, Holdings, Willis Stein II and Willis Stein Dutch agreed to a Limited Guaranty, the form of which is attached as Annex B to this Information Statement, whereby they will guarantee up to $500,000 of the general indemnification obligations of CTN to MPM Acquisition under the Stock Purchase Agreement. If and to the extent that either Holdings, Willis Stein II or Willis Stein Dutch is required to make payment on any indemnification claim, CTN has agreed, at such payor's election, to issue to Holdings shares of CTN's Series B Convertible Preferred Stock at $15.00 per share in such amount equal to the indemnification claim paid by Holdings, Willis Stein II or Willis Stein Dutch on the terms set forth in that certain Series B Convertible Preferred Stock Purchase Agreement between CTN and Holdings dated as of April 5, 2001.

    The following officers and directors of CTN own membership interests of Holdings and may therefore be deemed to have a substantial interest in (i) the sale of the MPM Shares, (ii) the use of the sale proceeds to pay off the CIBC indebtedness and release the Holdings guarantee thereunder, (iii) the use of proceeds to reduce CTN indebtedness to LaSalle Bank, thereby reducing Holdings' and Willis Stein's exposure under the Willis Stein Letter, and (iv) the possible issuance to Holdings of shares of Series B Convertible Preferred Stock in the event Holdings, Willis Stein II or Willis Stein Dutch makes payment with respect to an indemnification claim pursuant to the Stock Purchase Agreement: Jason Elkin, Geoffrey Kanter, Daniel Gill, Hollis Rademacher, Thomas Rocco, Avy Stein, Sergio Zyman, Neil Dickson and Patrick Doran.

    The directors and executive officers of CTN may be deemed to have a substantial interest in the approval of the Plan Amendments because the Plan Amendments increase the number of shares reserved for issuance following grant of options and other awards under the Stock Option Plans and the persons eligible for the awards include the directors and executive officers of CTN.

AVAILABLE INFORMATION

    We are subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may inspect and copy the reports, proxy statements and other information filed by us with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and as well as the Commission's Regional Offices. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's Web site at (http://www.sec.gov).

MATERIAL INCORPORATED BY REFERENCE

    The following documents filed by CTN with the Commission under the Exchange Act are incorporated in this Information Statement by reference: (a) CTN's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000; and (b) CTN's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

    All documents filed by CTN pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement and prior to the closing shall be deemed to be

18

incorporated by reference into this Information Statement and to be a part of this Information Statement from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein) modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or supersede, to constitute a part of this Information Statement.

    This Information Statement incorporates by reference certain documents which are not presented herein or delivered herewith. Upon request, CTN will provide, without charge, to each person, including any beneficial owner, to whom this Information Statement is delivered, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents that are not specifically incorporated by reference in such documents). Requests for such copies should be directed CTN Media Group, Inc., 3350 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326, attention: Neil H. Dickson, General Counsel; telephone number (404) 256-4444.

BY ORDER OF THE BOARD OF DIRECTORS:
/s/ JASON ELKIN Jason Elkin, Chief Executive Officer and Chairman of the Board

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ANNEX A

STOCK PURCHASE AGREEMENT

Dated as of June 1, 2001,

by and among

CTN MEDIA GROUP, INC.

a Delaware corporation (the "Seller")

and

MPM ACQUISITION, INC.

a Delaware corporation (the "Purchaser")

and

ARMED FORCES COMMUNICATIONS, INC.

a New York corporation (the "Company")

TABLE OF CONTENTS
STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

    THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the      day of       , 2001, by and among MPM ACQUISITION, INC., a Delaware corporation (the "Purchaser"), and CTN MEDIA GROUP, INC., a Delaware corporation (the "Seller"), and, with respect to Section 6.3 and 4.14(b) hereof only, Armed Forces Communications, Inc., a New York corporation d/b/a Market Place Media (the "Company").

W I T N E S S E T H:

    WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock (the "Shares") of the Company; and

    WHEREAS, the Seller desires to sell, and Purchaser desires to purchase, all of the Shares;

    WHEREAS, as a condition of the willingness of the Purchaser to enter into this Agreement, contemporaneously with the execution of this Agreement, each of U-C Holdings, LLC, a Delaware limited liability company ("U-C Holdings"), the holder of approximately 88.2% of the voting interests of the Seller and Willis Stein Partners, L.P., a Delaware limited partnership ("WSP") the managing member of UC Holdings has entered into a Voting Agreement with the Purchaser, dated as of the date hereof (the "Voting Agreement"), which provides, among other things, that U-C Holdings will vote in favor of the transactions contemplated by this Agreement; and

    WHEREAS, as a condition of the willingness of the Seller to enter into this Agreement, prior to the execution of this Agreement, Schroder Ventures US Fund L.P. 1 and Schroder Ventures U.S. Fund L.P. 2, the holders of approximately 85% of the outstanding equity interests of Purchaser, has entered into a guaranty with the Seller relating to the Purchaser's performance hereunder (the "Schroder Guaranty") .

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged conclusively, the parties, intending to be legally bound, agree as follows:

ARTICLE I
PURCHASE AND SALE

    SECTION 1.1  Agreement to Purchase and Sell Shares.  Subject to the terms and conditions of this Agreement, the Seller agrees to sell, transfer and assign to Purchaser, and Purchaser agrees to purchase, on the Closing Date (as defined in Section 1.3 below), all of the Shares, free and clear of any security interest, pledge, lien, charge, adverse claim of ownership or use, preemptive or similar right or any restriction on ownership, use, voting, transfer or receipt of dividends, or any encumbrance of any kind (collectively, "Stock Encumbrances").

    SECTION 1.2  Purchase Price.

      (a) The aggregate purchase price payable by the Purchaser for the Shares and in consideration of the Seller entering into the agreement referred to in Section 5.2(h) (the "Purchase Price") shall be Twenty-Eight Million Dollars ($28,000,000.00), subject to the adjustments made, if any, pursuant to Sections 1.2(b) and 1.2(c) of this Agreement.

      (b)  Purchase Price Adjustment.  The Purchase Price shall be subject to adjustment as set forth in this Section 1.2(b).

        (i)  Preliminary Adjustment.  Two business days prior to the Closing, the Company shall provide to the Purchaser an unaudited good faith estimate of the balance sheet of the Company, certified by the Chief Financial Officer of the Company and reviewed by the Seller, as of the end of business on the Closing Date (the "Estimated Closing Balance Sheet"). The Estimated Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), except as set forth on Schedule 2.7 attached hereto, and the Company's accounting principles in accordance therewith, each as in effect on December 31, 2000. The amount equal to the Working Capital (as defined in subsection (vi) below) reflected on the Estimated Closing Balance Sheet shall be the "Estimated Working Capital". If the Estimated Working Capital exceeds $—1,743,000 (Working Capital as shown on the Pro Forma Balance Sheet (as defined in subsection (vi) below and calculated in accordance with this Section 1.2(b)(i)) the Purchase Price paid to the Seller at the Closing shall be increased by one-half of the amount of such excess, and if the Estimated Working Capital is less than $—1,743,000, then the Purchase Price paid to the Seller at the Closing shall be reduced by one-half of the amount of such deficit.

        (ii)  Closing Balance Sheet.  Within 90 days following the Closing Date, the Seller's independent certified public accountants shall prepare, deliver and certify to the Purchaser a balance sheet of the Company, as of the end of business on the Closing Date (the "Closing Balance Sheet"), together with relevant working papers utilized in the creation thereof, provided that the Purchaser executes a customary accountant's indemnity agreement. The Purchaser and the Seller shall cooperate in preparing the Closing Balance Sheet, and the Seller and its accountants shall have reasonable access to the books, records and employees of the Company for the purposes of the foregoing. The Closing Balance Sheet shall be prepared in accordance with GAAP, except as set forth in Schedule 2.7 attached hereto, and the Company's accounting principles in accordance therewith, each as in effect on December 31, 2000. If the Purchaser disagrees with any items or amounts set forth in the Closing Balance Sheet, then the Purchaser may, on or prior to the 30th day following receipt thereof, deliver a notice to the Seller setting forth, in reasonable detail, each disputed item and the basis for its disagreement therewith, together with supporting calculations (the "Dispute Notice"). The Dispute Notice shall set forth the position of the Purchaser as to the proper Working Capital as of the end of business on the Closing Date (the "Closing Working Capital"). If no Dispute Notice is received by the Seller on or prior to such 30th day, the Closing Balance Sheet shall be deemed accepted by the Purchaser.

        (iii)  The Accountant.  If the Purchaser delivers a Dispute Notice, the Seller and the Purchaser will negotiate in good faith for 20 days in order to determine the actual Closing Working Capital of the Company. If, at the end of such 20 day period, the Seller and the Purchaser have not come to such a determination, they shall jointly and promptly retain the Los Angeles office of Arthur Andersen, LLP (the "Accountant"). The parties acknowledge that Arthur Andersen, LLP will not provide at the time of such retention, and shall not have provided in the three years prior thereto, services to the Seller, the Purchaser or the Company and if this acknowledgement is not true at the time of such retention, another nationally recognized accounting firm which meets such criteria shall be selected and retained by the Seller and the Purchaser and shall serve as the Accountant hereunder. The parties shall provide such information as is necessary and appropriate for the Accountant to determine the Closing Working Capital.

        (iv)  The Accountant's Report.  The Accountant shall, as promptly as practicable, and in no event later than 60 days following the date of its retention, deliver to the Seller and the Purchaser a report (the "Accountant's Report"), in which the Accountant shall set forth, in reasonable detail, the Accountant's determination with respect to each of the disputed items specified in the Dispute Notice, and the revisions, if any, to be made to the Closing Balance Sheet, together with supporting calculations. The Purchaser shall bear a percentage of the fees and expenses of the Accountant equal to the percentage determined by dividing (i) the aggregate amount of all the disputed items set forth in the Dispute Notice put before the Accountant and unsuccessfully disputed by the Purchaser by (ii) the total amount of all such disputed items. The Seller shall be responsible for the remainder of such fees and expenses of the Accountant. The Accountant's Report shall be final and binding on the parties hereto.

        (v)  Final Adjustment.  If the Closing Working Capital (whether pursuant to the deemed or expressed acceptance of the Closing Balance Sheet by the Purchaser, an agreement between the Seller and the Purchaser or the receipt by the parties of the Accountant's Report) is greater than the Estimated Working Capital, the Purchaser shall pay the Seller one-half of the difference between such amounts. If the Closing Working Capital is less than the Estimated Working Capital, the Seller shall pay to the Purchaser one-half of the difference between such amounts. If the Closing Working Capital is equal to the Estimated Working Capital, no further adjustment payments shall be made pursuant to this Section 1.2(b). Within two business days of the finalization of the Closing Working Capital (whether pursuant to the deemed or expressed acceptance of the Closing Balance Sheet by the Purchaser, an agreement between the Seller and the Purchaser or the receipt by the parties of the Accountant's Report), the party that is required to pay the other party (as determined pursuant to this subsection (v)) shall pay such other party by wire transfer of immediately available funds the amount as determined pursuant to this subsection (v).

        (vi)  Definitions, etc.  "Working Capital" means the total current assets less the total current liabilities of the Company (other than the current portion of long-term debt and any other Liens of the Company), provided that (i) any Combined Taxes shall be excluded, (ii) any Taxes (other than Combined Taxes) in respect of the Company for any taxable period ending on or prior to the Closing Date and any Straddle Period (as such term and the other capitalized terms in clause (i) or (ii) of this sentence are defined in Section 4.6(l)) shall be accrued and taken into account, (iii) if after the date hereof and prior to the Closing, there have been any adjustments made to the accounting treatment of the "ACM Accounts Payable" (as referred to in the Pro Forma Balance Sheet of the Company as of December 31, 2000 and set forth as Exhibit 1.2(b) hereof (the "Pro Forma Balance Sheet")), such change in accounting treatment will be applied to change not only Working Capital as of December 31, 2000 (as utilized in subsection (i) above) but also the Estimated Working Capital and the Closing Working Capital and (iv) Working Capital shall be determined without giving effect to the inclusion of the College Payables (as defined in Section 4.6(c)(i)) in income pursuant to Section 4.6(c)(i).

      (c)  Additional Adjustments.  In addition to the adjustments set forth in Section 1.2(b), the Purchase Price shall be reduced by the amount of all liens, charges, encumbrances, indebtedness for borrowed money, capital leases and debt related instruments (collectively, "Liens")of the Company outstanding as of the Closing, provided that any Lien shall not serve to reduce the Purchase Price if (i) either (x) the Seller fully and unconditionally assumes such Lien or (y) on the Closing Date the Seller causes such Lien to be paid in full and (ii) the Company is fully released, to the Purchaser's satisfaction, from such Lien.

    SECTION 1.3  Closing.  Subject to the terms and conditions hereof, the closing ("Closing") shall occur on such date (the "Closing Date") that is no later than two business days after the later of (a) the date that is 20 calendar days from the date the Company has mailed to its stockholders the Schedule 14C (the "Schedule 14C") pursuant to Regulation 14C ("Regulation 14C") of the Securities Exchange Act of 1934, as amended (the "Exchange Act") describing this transaction and (b) the satisfaction or waiver of the other conditions set forth in Sections 5.1 and 5.2 (other than those that, by their nature, can only be satisfied on the Closing Date), or such other date as shall be mutually acceptable to the Purchaser and the Seller, provided that if the only such condition set forth in Section 5.2 that has not been satisfied or waived is the condition set forth in Section 5.2(e), the Purchaser agrees to waive such condition. As used in this Agreement, the term "business day" shall mean any day other than a Saturday or Sunday or a day on which banks in New York City are permitted or required to close. The Closing shall take place at such location specified by the Purchaser in New York, New York.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF THE SELLER

    As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to, and covenants and agrees with, the Purchaser as set forth below.

    SECTION 2.1  Incorporation and Qualification of the Company and the Seller.

      (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and has all corporate power and authority, together with all material governmental licenses, authorizations, consents and approvals, required to own, operate or lease the properties and assets now owned, operated or leased by the Company and to carry on its business. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not materially and adversely affect the Company. All jurisdictions in which the Company is qualified as a foreign corporation are set forth on Schedule 2.1 attached.

      (b) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Seller is duly qualified or licensed to do business and is in good standing in each of the jurisdictions where its business, or the character of the properties owned, leased or operated by it, makes such qualification or licensing necessary, except where such failure to be so qualified individually or in the aggregate, would not materially and adversely affect, or would not be reasonably likely to delay or impair, the Closing. The Seller has the corporate power and authority to execute and deliver this Agreement to perform fully its obligations hereunder and to consummate the transactions contemplated hereby.

    SECTION 2.2  Capital Stock of the Company.

      (a) The authorized capital stock of the Company consists of 200 shares of common stock, no par value per share, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of common stock of the Company (comprising all of the Shares) are owned by the Seller. Each outstanding Share has been duly authorized and validly issued, and is fully paid and non-assessable. There are no outstanding (i) shares of capital stock or other voting securities of the Company other than those owned by the Seller, as set forth above, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options (including employee stock options), warrants or rights of conversion or other rights, agreements, arrangements or commitments, obligating, or which may obligate, the Company to sell or issue any additional shares of the Company's capital stock, (iv) obligations of the Company to issue any voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (v) preemptive or similar rights with respect to the capital stock or voting securities of the Company or (vi) equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company (the items in clauses (i), (ii), (iii), (iv) and (v) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company Securities.

      (b) As of the date hereof, the Shares are subject to a first priority lien of Canadian Imperial Bank of Commerce. On the Closing Date the Seller will have, good, valid and marketable title to the Shares, free and clear of any Stock Encumbrances (as defined below). The Seller now has, and on the Closing Date will have, the legal right and power, and all consents, approvals and authorizations required by law, to enter into this Agreement and to sell, transfer and deliver the Shares in the manner provided in this Agreement, and no such action will contravene any provision of applicable law or any agreement or other instrument binding upon the Seller or any writ, order or injunction of any court or other governmental body. Upon Closing, the Seller shall transfer to Purchaser all right, title and interest in and to the Shares, free and clear of any Stock Encumbrances (as such term is defined in Section 1.1).

    SECTION 2.3  Subsidiaries and Other Business Entities.  There are no corporations, partnerships, joint ventures or other business entities in which the Company owns, of record or beneficially, any direct or indirect equity interest or any right, contingent or otherwise, to acquire the same.

    SECTION 2.4  Authority; Enforceability.

      (a) The Seller has all corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of this Agreement and each other certificate, agreement, document and instrument to be delivered by the Seller in connection with the transactions contemplated by this Agreement (collectively, the "Seller's Ancillary Documents") have been duly authorized by all requisite corporate action of the Seller, including without limitation, the requisite consent of its stockholders under the DGCL and the Seller's Certificate of Incorporation. Each of this Agreement and each Seller's Ancillary Document has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by Purchaser) constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to the effect, if any, of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and the effect, if any, of general principles of equity.

      (b) The Company is not a guarantor or otherwise liable for the debts or obligations of any other Person (as such term is defined in Section 2.9 hereof).

    SECTION 2.5  Consents; No Conflicts.  Except as set forth on Schedule 2.5 attached, the execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby do not and will not:

      (a) violate or conflict with the certificate of incorporation or bylaws or other organizational documents of the Seller or the Company;

      (b) conflict with or violate any law, rule or regulation of, or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with, any foreign federal, state or local governmental authority, body, agency official, regulatory or administrative agency, body or official, or governmental commission, court, tribunal, body, or agency (singularly and collectively, a "Governmental Authority") applicable to the Seller, the Company or their respective businesses, except, with respect to the Seller only, where such conflict or violation would not materially and adversely affect the Seller's ability to consummate the transactions contemplated hereby in a timely manner and in accordance with the terms of this Agreement;

      (c) conflict with, result in any breach of, constitute a material default under (or constitute an event which with the giving of notice or lapse of time, or both, would become or result in a conflict, breach or default under), or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use or any encumbrance of any kind (collectively, an

  "Encumbrance") on the Seller, the Company, their respective assets or the Shares pursuant to any License (as such term is defined in Section 2.18), agreement, contract or other instrument, to which the Company is a party or by which any of its assets or properties or the Shares are bound or affected.

    SECTION 2.6  Corporate Records of the Company.  The stock records and minute books of the Company heretofore furnished to Purchaser by the Seller correctly show the total number of shares of its capital stock issued and outstanding and all corporate action taken by the directors of the Company and by the Seller, as the sole shareholder of the Company (including action taken by consent without a meeting), and contain true, correct and complete copies or originals of the Company's certificate of incorporation and bylaws and all amendments thereto.

    SECTION 2.7  Financial Statements; Limitations.

    The Seller has previously delivered to Purchaser copies of financial statements of the Company (the "Financial Statements") consisting of (i) audited balance sheets of the Company for the twelve month periods ending December 31, 1998, December 31, 1999 and December 31, 2000 (the "Fiscal Year-End Balance Sheets"), and an unaudited balance sheet (the "Interim Balance Sheet") as of April 30, 2001 (the "Interim Balance Sheet Date"), and (ii) audited (with respect to periods ending on December 31) and unaudited (with respect to the period ending on the Interim Balance Sheet Date) related statements of income and retained earnings and cash flows of the Company for the periods then ended. The Financial Statements and notes present fairly in all respects the financial condition of the Company (as to the balance sheets), the results of operation for the periods then ended, the changes in stockholders' equity and the cash flow of the Company as at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP, and the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in Schedule 2.7 attached hereto. The books of account of the Company have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

    SECTION 2.8  Absence of Certain Changes, Events and Conditions.

      (a) Since December 31, 2000, there has not been any material adverse change in the condition (financial or otherwise) of the business or the liabilities, assets, operations, results of operations, prospects or conditions (financial or other) of the Company.

      (b) Except as disclosed on Schedule 2.8 hereto, since December 31, 2000, the Company has operated its business in the ordinary course consistent with past practice and the Company has not:

        (i)  permitted or allowed any of its assets to be mortgaged, pledged or subjected to any Encumbrance, other than immaterial Encumbrances incurred in the ordinary course of business consistent with past practice;

        (ii) written down, or failed to write down, or written up the value of any of its inventory or assets;

        (iii) amended, terminated, cancelled or compromised any claims or waived any other rights, or sold, transferred or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property), other than the sale of inventory in the ordinary course of business;

        (iv) disposed of or permitted to lapse any patent, trademark, assumed name, service mark, trade name or copyright application, registration or license to its business, or under which the Company has any right or license;

        (v) granted any increase in the compensation of the employees of the Company, including, without limitation, any such increase pursuant to any Employee Benefit Plan (as defined in Section 2.14 below), or established or increased or promised to increase any benefits under any such Employee Benefit Plan;

        (vi) made any material changes in the customary methods of operation of its business, including practices and policies relating to franchising, purchasing, marketing or selling;

        (vii) declared, made, set aside or paid any dividends or other distributions (whether in cash, securities or other property) to the Seller with respect to the Company's capital stock, or redeemed any of its securities;

        (viii)  incurred or assumed any indebtedness for borrowed money or guaranteed any such indebtedness;

        (ix) issued or sold any of its stock, notes, bonds or other securities (including treasury shares), or any option, warrant or other rights to purchase the same;

        (x) sustained any damage, destruction, or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company;

        (xi) entered into any transaction, commitment, contract or agreement relating to its assets or business (including the acquisition or disposition of any assets) or the relinquishment of any contract or other right, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

        (xii) (1) granted any severance or termination pay to any director, officer or employee of the Company, (2) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, consultant or employee of the Company, (3) increased benefits payable under any existing severance or termination pay policies or employment or consulting agreements, or (4) increased compensation, bonus or other benefits payable to directors, officers, consultants or employees of the Company;

        (xiii)  granted any option to purchase, or other right to acquire, capital stock or any security or other instrument convertible into capital stock of any class of the Company to any Person (as defined below);

        (xiv)   changed any method of accounting or accounting practice (including in each case tax accounting), except for any such change required by reason of a concurrent change in accordance with generally accepted accounting principles and notice of which has been given to the Purchaser;

        (xv) entered into, extended, amended or terminated any Material Contract (as defined in Section 2.13 below), material agreement (other than agreements relating to purchases of inventory in the ordinary course of business consistent with past practice), lease, franchise, permit or license or any material term of any outstanding security of the Company;

        (xvi)   made any amendment to its certificate of incorporation or bylaws except such as may be necessary to comply with the terms of this Agreement;

        (xvii)  gained knowledge of any labor dispute or pending labor negotiation, or, to the knowledge of the Company and the Seller, any event that is expected to cause or to give rise to any such labor dispute or negotiation, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees, to the knowledge of the Company and the Seller, are not currently, and were not at the Interim

    Balance Sheet Date, members of any labor union or subject to a collective bargaining agreement, or any lockout, strike, slowdown, work stoppage or threat thereof by or with respect to such employees;

        (xviii)  made any loan, advance or capital contributions to or investment in any Person, except in the ordinary course of business consistent with past practice; or

        (xix)   agreed or committed, whether in writing or otherwise, to take any of the actions specified in this Section 2.8(b).

    As used in this Agreement, "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

    SECTION 2.9  Accounts Receivable.  The accounts receivable have not been recorded in excess of their net realizable value on the Interim Balance Sheet. Attached hereto as Schedule 2.9 is a list and aging of all accounts receivable of the Company. Except as set forth on Schedule 2.9 hereto, all accounts receivable set forth on the Interim Balance Sheet or incurred thereafter, up to the Closing Date, (i) are and shall be valid obligations of the respective makers thereof, (ii) have and shall have arisen in the ordinary course, (iii) are and shall be fully collectible in the ordinary course of the Company's business, subject to the reserve for doubtful accounts as set forth on the Interim Balance Sheet, and (iv) subject to the reserve for doubtful accounts set forth on the Interim Balance Sheet, to the knowledge of the Company and the Seller, need not be written off as uncollectible.

    SECTION 2.10  Inventory.  The Company is a provider of services, and therefore maintains no inventory.

    SECTION 2.11  Intellectual Property.

      (a)  Schedule 2.11(a)  lists any trademark service mark, registration thereof or application for registration therefor, trade name, invention, patent, patent application, trade secret, know-how, copyright, copyright registration, application for copyright registration, or any other similar type of proprietary intellectual property (including, without limitation, any such right in computer software) used in the conduct of the Company's business (collectively, the "Intellectual Property"). Except as disclosed on Schedule 2.11(a), the Company owns all such Intellectual Property subject only to the license rights described on such Schedule. The consummation of the transactions contemplated hereby will not alter or impair the Company's rights to own and use the Intellectual Property. Except as disclosed on Schedule 2.11(a), no claims have been asserted, no claims are pending, and, to the knowledge of the Company and the Seller, no claims have been threatened by any Person relating to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any state, federal or foreign registration of the Intellectual Property. Listed on Schedule 2.11(a) are the state and federal registrations and the pending applications, both domestic and foreign, owned by the Company. The Intellectual Property of the Company is sufficient for the conduct of the business of the Company as currently conducted, including, without limitation, with respect to the ability of the Company's computer software to adapt to the advent of the Year 2000.

      (b) Except as listed on Schedule 2.11(b), (i) the Company has not been a defendant in, and has not received a written charge in connection with, any dispute, claim, suit, action or proceeding relating to its business that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any patents, trademarks, service marks, or copyrights; (ii) there is no other dispute, claim or infringement by the Company or, to the knowledge of the Company and the Seller, any continuing infringement by any other Person of any Intellectual Property of the Company; and (iii) no Intellectual Property of the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any patent, trademark, service mark or copyright, other than those agreements entered into in the ordinary course of business, all of which are listed on Schedule 2.11(b).

      (c) All of the Company's employees have executed an agreement with the Company relating to its Intellectual Property, substantially in the form attached to Schedule 2.11(c) (collectively, the "Intellectual Property Agreements").

    SECTION 2.12  Tangible Personal Property.  Schedule 2.12 describes by category the machinery, equipment, tools, parts, supplies, furniture, fixtures, personalty, automobiles and other tangible personal property (the "Tangible Personal Property") used in the Company's business as of the Interim Balance Sheet Date. The Tangible Personal Property is in good operating condition and repair, normal wear and tear excepted. Except as set forth on Schedule 2.12, the Company has good and indefeasible title to and owns the Tangible Personal Property free and clear of all Encumbrances or similar rights of third parties. The Tangible Personal Property of the Company is being maintained at normal and customary levels adequate for the conduct of the business of the Company as currently conducted and includes all Tangible Personal Property and assets applicable to or used in connection with the business of the Company, as being conducted on the Closing Date.

    SECTION 2.13  Material Contracts.

      (a) Other than as set forth on Schedule 2.13, the Company is not a party to any of the following contracts, agreements, or obligations (the "Material Contracts"):

        (i)  any store, warehouse, office and other real property leases other than those referenced in Section 2.27 below;

        (ii) any broker, distributor, dealer, sales, agency, promotion, market research, marketing consulting or advertising contracts;

        (iii) any contracts for the purchase or sale of raw materials, commodities, goods, merchandise, supplies, other materials or personal property with any supplier or purchaser or for the furnishing of services to or by the Company or otherwise related to its business that provide for annual payments in excess of $10,000;

        (iv) any written, or to the Company's or Seller's knowledge, oral contracts of employment or employee compensation, any contracts with independent contractors or consultants, and any management contracts;

        (v) any contracts which contain warranties that survive final payment under the contract;

        (vi) any indentures, mortgages, notes, loan or credit agreements, assumption agreements, assignments of rents, or any other contract relating in any way to indebtedness for borrowed money, whether secured or unsecured, including but not limited to indebtedness by way of lease or installment purchase arrangement, guarantee, indemnity, keep-well or similar agreement, arrangement or undertaking on which others rely in extending credit, or otherwise, or any conditional sales contract, chattel and purchase money mortgage or other security arrangement with respect to any equipment, personal or other property of fixtures;

        (vii)  any contracts between the Company and the Seller or any entity in which the Seller has a direct or indirect financial or ownership interest;

        (viii)  any contracts with any Governmental Authority or any department, agency or division thereof, to which the Company is a party (other than such contracts that are covered by the representation and warranty in Section 2.13(a)(iii));

        (ix) any contract or commitment for capital expenditures or the acquisition of fixed assets providing for payments in excess of $10,000 singly and $25,000 in the aggregate;

        (x) any contract relating to the rental or use of equipment, other personal property or fixtures, involving payment of fixed or contingent annual rentals or sums in excess of $10,000;

        (xi) any contract, order or decree that substantially limits the freedom of the Company to compete in any line of business or with any Person or in any area or to use or disclose any information in its possession, and which would so limit the freedom of the Company after the Closing Date;

        (xii) any contract or commitment not made in the ordinary course of business;

        (xiii) any partnership, joint venture or other similar contract arrangement or agreement;

        (xiv)  any other contract (A) which is not cancelable on ninety (90) days' or less notice without any penalty or other financial obligation or (B) if not so cancelable involves annual aggregate payments of $10,000 or more;

        (xv) any agreement with the owners of the Company preceding the Seller's ownership; or

        (xvi)  any franchise, development, license, territorial and similar contracts and commitments of the Company ("Franchise Documents") relating to the franchising of the business of the Company. In the granting of the franchises under the Franchise Documents, the Company has complied with all state and federal franchise, business opportunity and similar laws and regulations governing the franchise and license of the business of the Company.

      (b) The Seller has made available to Purchaser copies of each of the Material Contracts and any amendments thereto. Except as disclosed on Schedule 2.13(b), (i) the Company is not in default under or in breach of any of the terms, conditions or warranties, express or implied, any of the Material Contracts; (ii) no condition exists or has occurred which, with the giving of notice or the lapse of time, or both, would constitute a default, or breach by the Company or, to the knowledge of the Seller, any counterparty thereto of any of the terms, conditions or warranties, express or implied, of any of the Material Contracts; (iii) to the Company's and the Seller's knowledge, no counterparty to any Material Contract is in default or breach thereunder; (iv) assuming the due authorization, execution and delivery by the counterparties thereto, and the absence of default or breach by such counterparties, all Material Contracts are valid and binding legal obligations of the Company, in full force and effect and enforceable against the Company in accordance with their terms, except that the enforceability of such contracts and agreements may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (B) equitable principles which may limit the availability of certain equitable remedies (such as specific performance); and (v) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will (x) require the consent of any Person pursuant to, (y) require the payment of any fees or similar payments by or on behalf of the Company in respect of or (z) will result in the termination or impairment of, any such Material Contract.

    SECTION 2.14  Employee Benefit Plans.

      (a)  Schedule 2.14(a)  attached sets forth a list of each "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "Employee Benefit Plan", and collectively, the "Employee Benefit Plans") that is currently in effect, was maintained since December 31, 1975, or which has been approved before the date hereof but is not yet effective, for the benefit of (i) directors or employees of the Company or any other persons performing services for the Company, (ii) former directors or employees of the Company or any other persons formerly performing services for the Company, or (iii) beneficiaries of anyone described in (i) or (ii) (collectively, "Company Employees") or with respect to which the Company or any "ERISA Affiliate" (hereby defined to include any trade or business, whether or not incorporated, other than the Company, which has employees who are or have been at any date of determination occurring within the preceding six (6) years, treated pursuant to Section 4001(a)(14) of ERISA and/or Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), as employees of a single employer which includes the Company) has or has had an obligation on behalf of any Company Employee. Except as disclosed on Schedule 2.14(a) attached, there are no other benefits to which any Company Employee is entitled or for which the Company has any obligation.

      (b) The Seller has caused the Company to deliver to Purchaser, with respect to each Employee Benefit Plan true and complete copies of (i) the documents embodying and relating to the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks, (ii) annual reports including but not limited to Forms 5500, 990 and 1041 for the last three (3) years for the plan and any related trust, (iii) actuarial valuation reports and financial statements for the last three years, and (iv) each communication involving the plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), Pension Benefit Guaranty Corporation ("PBGC") or any other Governmental Authority including, without limitation, the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

      (c) The Company has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

      (d) The Company is not liable for, and neither the Company nor Purchaser will be liable for, any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Benefit Plan were applicable to the ERISA Affiliate in the same manner as it applies to the Company), including, without limitation, withdrawal liability arising under Title IV, Subtitle E, Part 1, of ERISA, liabilities to the PBGC, or liabilities under Section 412 of the Code or Section 302(a)(2) of ERISA.

      (e) The Company, each ERISA Affiliate, each Employee Benefit Plan and each Employee Benefit Plan "sponsor" or "administrator" (within the meaning of Section 3(16) of ERISA) has complied in all respects with the applicable requirements of Section 4980B of the Code and Section 601 et seq. of ERISA (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA"). Schedule 2.14(e) attached lists the name of each Company Employee who has experienced a "Qualifying Event" (as defined in COBRA) with respect to an Employee Benefit Plan who is eligible for "Continuation Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. Schedule 2.14(e) also lists the name of each Company Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FAMLA")) and is receiving or entitled to receive health coverage under an Employee Benefit Plan, whether pursuant to FAMLA, COBRA or otherwise.

      (f) With respect to each Employee Benefit Plan and except as otherwise set forth on Schedule 2.14(f) attached:

        (i)  each Employee Benefit Plan which is described in Section 3(2) of ERISA qualifies under Section 401(a) of the Code and has received a determination letter from the IRS to the effect that the Employee Benefit Plan is qualified under Section 401 of the Code and that any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred or is expected to occur that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

        (ii) all payments required pursuant to the Employee Benefit Plan, any collective bargaining agreement or by law (including all contributions, insurance premiums, premiums due the PBGC or intercompany charges) with respect to all periods through the date hereof have been made;

        (iii) there are no violations of or failures to comply with ERISA and the Code with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plan with the DOL, the IRS, the PBGC or any other Governmental Authority, or any of the assets of the Employee Benefit Plan or any related trust;

        (iv) no claim, lawsuit, arbitration or other action has been asserted or instituted or threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, the Company or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of the Employee Benefit Plan or any related trust;

        (v) all amendments required to bring the Employee Benefit Plan into conformity with applicable law, including, without limitation, ERISA and the Code, have been timely adopted;

        (vi) any bonding required with respect to the Employee Benefit Plan in accordance with the applicable provisions of ERISA has been obtained and is in full force and effect;

        (vii) the Employee Benefit Plan complies with and has been maintained and operated in accordance with its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code (including rules and regulations thereunder);

        (viii) no "prohibited transaction" (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is expected to occur with respect to the Employee Benefit Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which has subjected or could subject the Company, any ERISA Affiliate or Purchaser or any officer, director or employee of the Company, any ERISA Affiliate, Purchaser or the Employee Benefit Plan trustee, administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or Section 4975 of the Code or any other liability with respect thereto;

        (ix) the Employee Benefit Plan is not under audit or investigation by the IRS or the DOL or any other Governmental Authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty;

        (x) if the Employee Benefit Plan purports to provide benefits which qualify for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129 or 132 of the Code, the Employee Benefit Plan satisfies the requirements of said Section(s);

        (xi) the Employee Benefit Plan may be unilaterally amended or terminated on no more than 90 days notice;

        (xii) if the Employee Benefit Plan purports to be a voluntary employee beneficiary association ("VEBA"), a request for a determination letter for the VEBA has been submitted to and approved by the IRS that the VEBA is exempt from federal income tax under Section 501(c)(9) of the Code, and nothing has occurred or is expected to occur that caused or could cause the loss of such qualification or exemption or the imposition of any tax, interest or penalty with respect thereto;

        (xiii) the Employee Benefit Plan has not been terminated under circumstances which would result in liability to the PBGC;

        (xiv)  no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred; and

        (xv) if the Employee Benefit Plan is subject to Title IV of ERISA, no proceeding has been or is expected to be initiated to terminate the plan.

      (g) The Company is not subject to any liens, or excise or other taxes under ERISA, the Code or other applicable law relating to any Employee Benefit Plan; has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; has not withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA; and has not ceased making contributions to any Employee Benefit Plan subject to 4064(a) of ERISA to which the Company or any ERISA Affiliate made contributions at any time during the six (6) years prior to the date hereof.

      (h) With respect to each Employee Benefit Plan that is subject to Part 3 of Title I of ERISA, Title IV of ERISA and/or Section 412 or the Code but is not a "Multiemployer Plan" (as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code) (a "DB Plan"):

        (i)  the present value of all vested and unvested "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) determined (A) based on actuarial assumptions used for funding purposes as set forth in the most recent actuarial report; (B) as required by the PBGC if the DB Plan were terminated; and (C) as set forth in Financial Accounting Standards Board SFAS No. 87 using the methodology to calculate the DB Plan's accrued benefit obligation, do not exceed the current fair market value of the assets of the DB Plan;

        (ii) No amendments or other modifications to such DB Plan or its actuarial assumptions have been adopted since the date of such DB Plan's most recent actuarial report;

        (iii) no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to the DB Plan, whether or not waived, and the DB Plan complies with all funding requirements of the Code and ERISA; and

        (iv) no excise or other taxes, interest or other charges have been incurred or are due and owing with respect to the DB Plan because of any failure to comply with the minimum funding standards of ERISA and the Code.

      (i) In the case of any Employee Benefit Plan that is a Multiemployer Plan, the Company has no withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA as a result of either a "complete withdrawal" (as defined in Section 4203 of ERISA) or a "partial withdrawal" (as defined in Section 4205 of ERISA) by the Company from such Employee Benefit Plan occurring on or prior to the date hereof.

      (j) The consummation of the transactions contemplated by this Agreement will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Company Employee.

      (k) No amounts payable under any Employee Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code;

      (l) Except as set forth in Schedule 2.14(e) attached, no Employee Benefit Plan in any way provides for any benefits of any kind whatsoever (other than under COBRA, the Federal Social Security Act or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any Company Employee who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to, the Company or an ERISA Affiliate (or a beneficiary of any such person), or any other Company Employee, nor have any representations, agreements, covenants or commitments been made to provide such benefits.

      (m) Since September 1, 1999 and through the Closing Date, except as set forth on Schedule 2.14(m), neither the Company nor any ERISA Affiliate has, nor will it, (i) institute or agree to institute any new employee benefit plan or practice, (ii) make or agree to make any change in any Employee Benefit Plan. Since December 31, 2000 and through the Closing Date, except as set forth on Schedule 2.14(m), neither the Company nor any ERISA Affiliate has, except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the Employee Benefit Plans (i) made or agreed to make any increase in the compensation payable or to become payable by the Company or any ERISA Affiliate to any Company Employee or (ii) paid or accrued or agreed to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any Company Employee.

      (n) Any contribution, insurance premium, excise tax, interest charge or other liability or charge imposed or required with respect to any Employee Benefit Plan which is attributable to any period or any portion of any period prior to the Closing shall be reflected as a liability on the Interim Balance Sheet, including, without limitation (i) any portion of the matching contribution required with respect to the Company's 401(k) Plan for the plan year ending after the Closing which is attributable to elective contributions made by participants in such plan prior to the Closing and assuming that all participants are employed by the Company as of the end of such plan year, and (ii) an amount equal to a pro rata portion of the quarterly contribution requirement with respect to any DB Plan for the quarter beginning immediately prior to the Closing, based on the number of days that will have elapsed from such date through the Closing.

      (o) Nothing contained in this Agreement shall be construed to affect or limit any right Purchaser, the Company or any of their respective affiliates may have after the Closing with respect to the terms and conditions of employment of any Company Employees (including but not limited to provision of employee benefits different from those provided through the Employee Benefit Plans) or to terminate the employment of any Company Employee at any time or to modify the benefits currently provided to Company Employees through any Employee Benefit Plan.

    SECTION 2.15  Labor and Immigration Matters.

      (a) Except as set forth on Schedule 2.15(a), (i) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company; (ii) the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract to which it is a party and has not received written notice of any outstanding grievances (nor, to the knowledge of the Company and the Seller, is there any basis therefor) against the Company under any such agreement or contract; (iii) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Authority (nor, to the knowledge of the Company and the Seller, is there any basis therefor); (iv) to the knowledge of the Company and the Seller, there have been no efforts by any union, or local thereof, to seek to represent, at any location where they do not currently represent such employees, employees of the Company within the last five years; (v) there have been no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company; and (vi) neither the Company nor the Seller has any knowledge of any supplier of the Company that is involved in or threatened with or affected by any labor dispute or other proceeding or order.

      (b) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of the Company for whom compliance with the Immigration Reform and Control Act of 1986 and all regulations promulgated thereunder ("IRCA") by an employer (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) is required, the Company has complied with respect to the completion, maintenance and other documentary requirements of Form I-9 (Employment Eligibility Verification Form) for all current and former employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization. The employees of the Company are all citizens of the United States of America or permanent residents of the United States of America. The Company has only employed individuals authorized to work in the United States The Company has not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA within the last three years.

    Section 2.16  Taxes.

      (a) Certain capitalized terms used in this Section 2.16 and not defined herein are defined in section 4.6(l).

      (b) Except as set forth in Schedule 2.16(b) attached, (i) all Tax Returns required to be filed by (or on behalf of) the Company on or prior to the Closing Date have (or by the Closing Date will have) been duly and timely filed in accordance with all applicable laws; (ii) all such Tax Returns are true, complete and correct in all material respects; (iii) all Taxes required to be paid by (or on behalf of) the Company on or prior to the Closing Date have (or by the Closing Date will have) been duly and timely paid in accordance with all applicable laws; (iv) all Taxes required to be withheld by (or on behalf of) the Company on or prior to the Closing Date have (or by the Closing Date will have) been duly and timely withheld, and such withheld Taxes have been duly and timely paid to the proper taxing authority or properly set aside in accounts for such purpose and, to the extent due on or prior to the Closing Date, will be duly and timely paid to the proper taxing authority and (v) the accruals and reserves for Taxes reflected on the Financial Statements (excluding any provision for deferred income taxes) are or will be adequate to cover all material Tax liabilities, contingent or otherwise as of the dates of such Financial Statements.

      (c) Except as set forth in Schedule 2.16(c) attached, (i) the time for filing any Tax Return required to be filed by (or on behalf of) the Company has not been extended to a date after the date hereof; (ii) no agreement or other document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes payable by the Company, and no written power of attorney with respect to any such Taxes has been filed or entered into with any taxing authority; and (iii) there are no requests currently in effect for rulings or determinations in respect of any Tax payable by the Company with any taxing authority.

      (d) Except as set forth in Schedule 2.16(d) attached, neither the Company nor the Seller has received written notification that any Taxes payable by the Company are currently under audit, examination or investigation by any taxing authority, and to the knowledge of the Seller and the Company, no such audit, examination or investigation is pending.

      (e) Except as set forth in Schedule 2.16(e) attached, (i) no taxing authority has asserted or raised (or threatened to assert or raise) in writing any deficiency, claim or issue concerning any liability for Taxes payable by the Company, and (ii) to the knowledge of the Seller and the Company, no circumstances exist to form the basis for asserting or raising such deficiency, claim or issue.

      (f) Except as set forth in Schedule 2.16(f) attached, the Company (i) is not a party to or bound by, and has no obligation under, any Tax allocation, sharing, indemnity or similar agreement or arrangement, (ii) is not and has not been a member of any consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes, (iii) would not be held liable for Taxes of any Person (other than the Seller and its Affiliates) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law or as a transferee or successor and (iv) has not received or applied for a Tax ruling and has not entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or any similar provision of state or local law.

      (g) The Purchaser will not be required to deduct or withhold any consideration or amount paid to the Seller pursuant to Section 1445(a) of the Code in connection with the transaction contemplated by this Agreement.

      (h) Schedule 2.16(h) attached contains a list of states, territories and jurisdictions in which an income, franchise, sales, use, employment or payroll tax return with respect to the Company was filed for the past three years.

      (i) True, correct and complete copies of all material income (in the case of Combined Taxes, the pro forma income), franchise, sales, use, employment and payroll tax returns and forms filed by or with respect to the Company for the past three years have been furnished to the Purchaser.

      (j) Except as set forth in Schedule 2.16(j) attached, there are no outstanding adjustments for Tax purposes applicable to the Company as a result of changes in methods of accounting.

      (k) The Company will not, as a result of the transaction contemplated by this Agreement, make or become obligated to make any "parachute payment" as defined in section 280(G) of the Code.

      (l) None of the assets of the Company are subject to Tax liens (other than liens for Taxes which are not yet due and payable).

      (m) Since September 1, 1999, the Company has been a member of an affiliated group within the meaning of Section 1504(a) of the Code, of which the Seller is the common parent.

    SECTION 2.17  Litigation and Claims.

      (a) Except as set forth on Schedule 2.17(a) attached, there are no claims, actions, suits, arbitrations, inquiries, audits, proceedings or investigations (or, to the knowledge of the Company or the Seller, any basis therefor) by or against the Company or any of its assets or properties pending before any Governmental Authority or, to the knowledge of the Company or the Seller, threatened to be brought against the Company by or before any Governmental Authority.

      (b) Except as set forth on Schedule 2.17(b) attached, during the past five years there have been no claims, actions, suits, arbitrations, inquiries, audits, proceedings or investigations (or, to the knowledge of the Company or the Seller, any basis therefor) by or against the Company or any of its assets or properties for which the Company or the Seller has received notice with respect to products manufactured, shipped or sold by the Company or its agents or services provided by the Company.

    SECTION 2.18  Licenses.  Except as disclosed on Schedule 2.18 attached, the Company is now and at the Closing will be the holder of all licenses, authorizations, permits and certificates (the "Licenses") required by any Governmental Authority to conduct the Company's businesses, and all of the Licenses are now and at the Closing will be in full force and effect.

    SECTION 2.19  Compliance with Laws.  Except as disclosed on Schedule 2.19 attached, the Company is not in violation of, and has not violated, any applicable Federal, state, local or foreign or other law, regulation or order or any other requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to the Company (including, but not limited to, any law, regulation, order or requirement relating to securities, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health or welfare conditions relating to premises occupied, environmental protection, product safety and liability or civil rights); and the Company is not now charged with, and to the knowledge of the Company or the Seller, is not now under investigation with respect to any possible violation of any applicable law, regulation, order or requirement relating to any of the foregoing in connection with the business of the Company, and the Company has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority on or before the date hereof.

    SECTION 2.20  Insurance.  Schedule 2.20 attached contains a list and description of all policies of insurance existing or previously in existence during the past five years and fidelity bonds relating to the assets of the Company or the business or employees of the Company (except for any such policies maintained to provide benefits to employees under a benefit plan or arrangement described in Section 2.14 hereof), together with the annual premiums payable with respect therefor. Such policies and bonds are in full force and effect, and shall be in full force and effect on the Closing Date. All premiums thereon have been paid and the Company has not received any notice of cancellation with respect thereto. Except as disclosed on Schedule 2.20 attached, there are no claims pending under any of said policies or bonds or disputes with underwriters. There are no pending or, to the knowledge of the Company and the Seller, threatened terminations of, or premium increases with respect to, any of such policies and bonds and the Company is in compliance with all conditions contained therein. The Company has provided to Purchaser copies of each insurance policy.

    SECTION 2.21  Bank Accounts.  Schedule 2.21 attached lists all of the (a) names of each bank, savings and loan, or other financial institution in which the Company has an account, including cash contribution accounts, and the account numbers and names of all persons authorized to draw thereon or having access thereto and (b) locations of all lock boxes and safe deposit boxes of the Company and the names of all persons authorized to draw thereon or having access thereto.

    SECTION 2.22  Brokers.  Except for Huntington Securities, Inc., whose fees and expenses are the sole responsibility of the Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated under this Agreement based upon arrangements made by or on behalf of the Company or the Seller.

    SECTION 2.23  Governmental Authorization.  The execution, delivery and performance by the Seller of this Agreement requires no action by or in respect of, or filing with, any Governmental Authority.

    SECTION 2.24  Amounts Owing.  The amount of debt or other forms of accounts, loans or advances owed to the Company by the Seller or any of its Affiliates (other than the Company) (the "Intercompany Debt") on the date hereof is set forth on Schedule 2.24.

    SECTION 2.25  Employees and Consultants.  Schedule 2.25 lists all of the Company's officers, directors, employees (also stating their position) and consultants, and any and all compensation, pension or benefit arrangements, whether written or oral, between the Company and said officers, directors, employees and consultants as of the date hereof. As used in this Section 2.25, the term "compensation" means current annual compensation including bonuses and all other taxable income. Attached to Schedule 2.25 are true, complete and correct copies of all employment agreements and other similar agreements or arrangements between the Company and any employee or independent contractor of the Company. Except as set forth on Schedule 2.25, none of such officers, directors, employees and consultants has informed the Company nor do the Company or the Seller have reason to believe that he or she intends to terminate his or her employment or relationship with the Company.

    SECTION 2.26  No Undisclosed Liabilities.  Except as set forth on Schedule 2.26 hereto, there are no liabilities of the Company, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in any such liability, other than:

      (a) liabilities disclosed and/or provided for on the Interim Balance Sheet;

      (b) liabilities incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date;

      (c) liabilities under this Agreement or under any agreement or other document listed on any Schedule attached to this Agreement (but not in connection with any breach or alleged breach by the Company of any such agreement or document existing on or prior to the Closing Date).

    SECTION 2.27  Real Property Leases.

      (a) The Company does not hold any interest in real property (including, but not limited to, any interest as a fee owner or any interest as lessor, lessee, sublessor, sublessee, assignor, assignee or guarantor or other surety) except for the leasehold interests described on Schedule 2.27 attached (the "Leases"), and such Schedule specifies in the case of each Lease the name of the lessor, sublessor, lessee or sublessee thereunder, the Lease term and the basic annual rental and other items paid or payable with respect thereto.

      (b) The Leases are valid, binding and enforceable and are free and clear of all Encumbrances of any kind, except that the enforceability of the Leases may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance). Except as disclosed on Schedule 2.27 attached, to the knowledge of the Company or the Seller, there is no development affecting any such properties pending or that might curtail in any material respect the present or future use of such property for the purpose for which it is used. Except as disclosed on Schedule 2.27 attached, neither the Company, nor to the knowledge of the Company or the Seller, any other party to any Lease has breached any material provision of, or is in default in any material respect by any party under, the terms of such Lease, nor does there exist any event which with notice or the lapse of time or both would constitute a material breach or cause a default in any material respect by any party under the terms of any such Lease. Except as disclosed on Schedule 2.27 attached, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will (x) require the consent of any Person pursuant to, (y) require the payment of any fees or similar payments by or on behalf of the Company in respect of or (z) will result in the termination or impairment of, any such Lease.

      (c) The copies of the Leases heretofore provided by the Seller to the Purchaser are true, correct and complete copies of the Leases. None of the Leases has been modified or amended since the commencement of the terms specified in the respective Leases, except as disclosed in the copies made available to Purchaser, and each Lease continues to be valid, binding and enforceable in accordance with its terms, except that the enforceability of the leases may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

    SECTION 2.28  Certain Interests.  Except as set forth on Schedule 2.28 attached, no officer or director of the Company or the Seller, nor any relative of any such officer or director, nor any enterprise, firm, partnership, association, corporation or trust of which any such officer, director or relative is an officer, trustee, director, partner, employee, agent, stockholder (other than of a public corporation with respect to which such stockholder beneficially or legally holds less than two percent (2%) of the outstanding equity securities issued by such corporation), owner or beneficiary, is a party to or has an interest with respect to any contract which relates to or affects the business of the Company or has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company. For purposes of this Section 2.28, a relative of any person means any person who is related by consanguinity, marriage or adoption to such first person as a second cousin or closer relative or is a spouse of any such relative.

    SECTION 2.29  Suppliers.  Schedule 2.29 attached (a) sets forth the names of the ten (10) largest suppliers, by dollar volume, of products and services to the Company during the fiscal year ended December 31, 2000, and up to the Interim Balance Sheet Date, (b) indicates the dollar volume and percentage of total purchases by the Company from each such supplier during such fiscal year and such period, and (c) sets forth the existing contractual arrangements for continued supply with each such supplier. Except as set forth on Schedule 2.29 attached, there are no sole-source suppliers, other than manufacturers of a specific brand, of significant products or services to the Company with respect to which practical alternative sources of supply are not available on comparable terms and conditions.

    SECTION 2.30  Powers of Attorney.  Except as set forth on Schedule 2.30, the Company has no powers of attorney or comparable delegations of authority outstanding in connection with its business.

    SECTION 2.31  Environmental Compliance.

      (a) No notice, notification, demand, request for information, citation, summons, complaint or order has been issued or filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Company or the Seller, threatened by any governmental or other entity (i) with respect to any alleged violation of any Environmental Laws (as hereinafter defined) or order of any governmental entity in connection with the conduct of the business of the Company relating to any Environmental Laws, or (ii) with respect to any alleged failure to have any permit, certificate, license, approval, registration or authorization required pursuant to any Environmental Laws in connection with the conduct of the business of the Company, or (iii) with respect to any generation, treatment, storage, recycling, transportation, disposal or release (including a release as defined in CERCLA, as hereinafter defined) of any Hazardous Substance (as hereinafter defined) used in connection with the business or assets of the Company. "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. §§ 9601, et seq., the Emergency Planning and Community Right-to-Know Act ("EPCRA"), 42 U.S.C. §§ 11001 et seq., the Resource Conservation and

  Recovery Act ("RCRA"), 42 U.S.C. §§ 6901, et seq., the Clean Water Act 33 U.S.C. §§ 1251 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., and all other federal, state, or local environmental, health and/or safety laws, ordinances, rules, regulations and requirements pertaining to the environment, health, safety or ecological conditions, including but not limited to, those relating to emissions, discharges, or releases of pollutants, contaminants, chemicals, including any Hazardous Substance or waste, into the environment or otherwise relating to the manufacture, processing, use, treatment, storage, disposal, transportation or handling of pollutants, chemicals, contaminants or industrial toxic substances, Hazardous Substances or wastes. "Hazardous Substance" means any substance or material which is (i) identified in Section 101(14) of CERCLA, 42 U.S.C. § 9601(14) and as set forth in Title 40, Code of Federal Regulations, Part 302, as the same may be amended from time to time, (ii) determined to be toxic, a pollutant or contaminant under federal, state or local statute, law, ordinance, rule, or regulation or judicial or administrative order or decision as the same may be amended from time to time, (iii) petroleum and petroleum products and distillates, (iv) asbestos, (v) radon, (vi) polychlorinated biphenyls, and (vii) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful or deleterious to human health or the environment.

      (b) The Company has not handled any Hazardous Substance, on any property now or previously owned or leased by the Company (the "Properties"). No polychlorinated biphenyls ("PCBs") or urea formaldehyde was or has become present at any of the Properties as a result of any activity which is, or was, directly or indirectly, within the control of the Company and no PCBs or urea formaldehyde is or has been present at any of the Properties. No asbestos was or has become present at any of the Properties as a result of any activity which is or was, directly or indirectly, within the control of the Company and no asbestos is or has been present at any such Properties. No underground storage tank ("UST"), which has or had been used to store or has or had contained a Hazardous Substance, was or has become present at any of the Properties as a result of any activity which is or was, directly or indirectly, within the control of the Company and there is no such UST currently in use or abandoned at any of the Properties. There has been no release of a Hazardous Substance at, on or under any of the Properties. No Hazardous Substance is present in a reportable or threshold planning quantity, where such a quantity has been established by Environmental Laws, at, on or under any of the Properties as a result of any activity which is or was, directly or indirectly, within the control of the Company and no such Hazardous Substance in such quantity was or has become present at any of the Properties.

      (c) The Company has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or on any similar state list, or which is the subject of any federal, state or local enforcement action or other investigation which may lead to claims for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

      (d) No oral or written notification of a release of a Hazardous Substance has been filed by or on behalf of the Company and none of the Properties is, during the period of ownership or lease by the Company, listed or, to the knowledge of the Company and the Seller, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

      (e) There are no environmental Encumbrances on any asset of the Company, no government actions have been taken or are in process which could subject any of such assets to such Encumbrances, and no notice or restriction relating to the presence of a Hazardous Substance is required to be placed in any deed to such of said assets title to which would be conveyed by use of a deed.

      (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company in relation to any of the Properties.

    SECTION 2.32  Absence of Certain Business Practices.  Neither the Company nor any of its affiliates has given or offered to give any thing of value to any governmental official, political party or candidate for government office, nor taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law.

    SECTION 2.33  Material Customers; No Change in Business Arrangements.  Schedule 2.33 lists the top twenty customers (based on revenues) of the Company for the fiscal years ended December 31, 1999 and December 31, 2000. Except as set forth on Schedule 2.33, neither the Company nor the Seller has received any notice or communication that any of the Company's top 100 customers (based on annual revenues during the 12-month period ended December 31, 2000) intends to reduce the level of business between the Company and customer by 20% or more during the 2001 calendar year, as compared to the Company's revenues derived from such customer during the 2000 calendar year. Each product or service provided by the Company has been in conformity with all applicable contractual commitments and expressed or implied warranties, and the Company has no liability (and there is not basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any liability) for warranty services or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Fiscal Year End Balance Sheets (rather than in notes thereto) as adjusted for the passage of time to the Closing Date, in accordance with past custom or practice of the Company.

    SECTION 2.34  Stockholder Approval.  The transactions contemplated by this Agreement constitute a "sale of substantially all of the assets" of the Seller pursuant to Section 271 of the Delaware General Corporation Law (the "DGCL"). As of the date hereof, the transactions contemplated by this Agreement have been approved by the written consent of the requisite number of stockholders as required under the DGCL and the Certificate of Incorporation and By-laws of the Seller (the "Stockholder Approval"). The Stockholder Approval is in full force and effect and is sufficient for the adoption of this Agreement by the Seller's stockholders under the DGCL and the Seller's Certificate of Incorporation.

    SECTION 2.35  Other Information.  Nothing contained in this Article II, or in any document or item referenced in this Article II or referred to in any schedule or exhibit hereto, nor any information set forth in any such schedule, exhibit, document or item, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements of the Seller contained therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

    As an inducement to the Company and the Seller to enter into this Agreement, the Purchaser represents and warrants to the Company and the Seller as follows:

    SECTION 3.1  Incorporation and Authority of Purchaser.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the

Purchaser in accordance with its terms, subject to the effect, if any, of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect, if any, of general principles of equity.

    SECTION 3.2  No Conflicts.  The execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate or conflict with the certificate of incorporation, bylaws or other organizational documents of the Purchaser; (b) conflict with or violate any law, rule or regulation of, or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority applicable to the Purchaser; or (c) conflict with, result in any breach of, constitute a default under (or constitute an event which with the giving of notice or lapse of time, or both, would become or result in a conflict, breach or default under), any agreement or obligation to which the Purchaser is a party or subject and which would materially and adversely affect the Purchaser's ability or authority to consummate the transactions contemplated hereby.

    SECTION 3.3  Investment Purpose.  The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer of sale in connection with, any distribution thereof. The Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and represents and warrants that Purchaser is an "accredited investor" as such term is defined in rule 501 of Regulation D under the Securities Act.

    SECTION 3.4  Brokers and Consultants.  Except for Huntington Securities, Inc., the Purchaser has employed no broker or agent in connection with this Agreement, and agrees to indemnify the Seller against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by the Purchaser.

ARTICLE IV
COVENANTS

    SECTION 4.1  Conduct of Business Prior to the Closing.  From the date hereof through the Closing Date, the Seller covenants and agrees that it shall cause the Company to conduct its business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Seller will ensure that the Company will not, without notice to and the prior written consent of, the Purchaser (i) issue any shares of the stock, warrants or stock equivalents or declare or make any payment on account of the purchase, redemption, retirement or acquisition of any Shares, (ii) declare any dividends or make any distributions to the Seller, (iii) incur any indebtedness from borrowed money except in the ordinary course of business consistent with past practice, (iv) loan or advance any funds to, or incur any liabilities on behalf of, the Seller or any of its Affiliates, (v) subject the assets of the Company to any additional liens or encumbrances, (vi) adopt or propose any change in its articles of incorporation or bylaws, (vii) merge or consolidate with any other person or entity, acquire a material amount of assets of any other person or entity or, except as listed on Schedule 4.1 attached, make any additional capital expenditure or acquire any additional fixed assets, (viii) sell, lease, license or otherwise dispose of any material assets or property except (1) pursuant to existing contracts or commitments and (2) in the ordinary course consistent with past practice; provided, however, that in no event will the Company sell, lease, license or otherwise dispose of any asset or assets having a value greater than $50,000 singly or $100,000 in the aggregate without the prior written consent of Purchaser; (ix) enter into any contract that, if entered into prior to the date hereof, would be a Material Contract, or renew (whether by exercise of option or otherwise) or amend in any respect any Material Contract or any Lease (as defined in Section 2.27), (x) increase compensation or benefits to any officer, director or employee of the Company or pay any bonus, severance or termination pay to such officer, director or employee of the Company, (xi) fail to maintain the Company's properties and other assets in good working order, (xii) fail to make all of the Company's scheduled capital expenditures necessary and appropriate for its continued operations, (xiii) take or agree or commit to take any action that would make any representation or warranty of the Seller inaccurate in any respect at or prior to the Closing Date (including, without limitation, the representation and warranty set forth in Section 2.8 (Absence of Certain Changes, Events and Conditions) above) or omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time or (xiv) to agree or commit to do any of the foregoing.

    SECTION 4.2  Access to Information.

      (a) From the date hereof through the Closing Date, the Seller shall and shall cause the Company to (i) provide the Purchaser and its financing sources, independent accountants, legal counsel, environmental consultants and other authorized representatives with full access to the Company's properties, facilities, books, records, financial operating data, contracts and other materials of the Company at reasonable times for the purpose of the Purchaser's conducting a complete and thorough investigation, analysis and review of the Company, (ii) furnish to the Purchaser, its financing sources, independent accountants, legal counsel, environmental consultants and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request, and (iii) instruct the employees, counsel and financial and other advisors of the Company to cooperate with Purchaser in its investigation of the Company; provided, however that no investigation pursuant to this Section shall limit or otherwise affect any representation or warranty given by the Seller hereunder.

      (b) The Seller agrees to provide, and will cause the Company to provide, all cooperation reasonably requested by the Purchaser in connection with the arrangement of third-party financing in connection with the transaction contemplated hereby, including without limitation, participation in due diligence sessions, the execution and delivery of any pledge and security documents, other definitive financing documents, or other requested certificates or documents, as may be reasonably requested by the Purchaser. Notwithstanding the foregoing, the Purchaser agrees that the execution of any documents referred to in the preceding sentence and the payment of any expenses relating to providing such cooperation shall be subject to the occurrence of the Closing, provided, however, that the execution of financing statements may occur prior to the Closing to facilitate the filing of such financing statements upon the Closing Date and provided further, that (i) with respect to the execution of pledge and security documents, definitive financing documents, financing statements and documents related thereto (collectively, the "Financing Documents"), such actions are consented to in advance by the Company's existing lenders and (ii) should the Closing not occur, all of the Financing Documents executed by the Company or the Seller shall be returned immediately to the Seller, and any and all Encumbrances created thereby to which the Company or the Seller may be subject shall be terminated immediately and the Company and the Seller shall be indemnified and otherwise held harmless with respect to any and all such Encumbrances and the costs and expenses in connection therewith (including, without limitation, costs and expenses associated with the termination of the Encumbrances).

      (c) From and after the Closing Date, the Purchaser shall and shall cause the Company to provide the Seller and its authorized representatives reasonable access to the books, records, financial operating data, contracts and other materials of the Company at reasonable times and upon reasonable notice for the sole purposes of (i) the Seller's existing legal proceedings against Kevin West and Colleen Gordon, the former shareholders of the Company, and (ii) the Seller's claims made against Omnipod (as defined in Section 4.14 hereof), provided that the Seller executes and delivers a confidentiality agreement reasonably acceptable to the Purchaser (which shall permit the Seller to disclose such information solely in connection with such legal proceedings and claims). Additionally, the Purchaser shall and shall cause the Company to permit Andy Sawyer to be available to testify at reasonable times and upon reasonable notice for and on behalf of the

  Seller in connection with the matters in the foregoing items (i) and (ii) only, provided that the Seller shall reimburse the Company for all actual out-of-pocket expenses incurred by the Company or Mr. Sawyer in connection therewith.

    SECTION 4.3  Consents; Satisfaction of Closing Conditions.  The Seller will use its best efforts to obtain, at the Seller's sole cost and expense, all consents (including, without limitation, Landlord Consents (as defined in Section 5.2(e) below)) from third parties necessary or advisable to be obtained by it in order to permit the consummation of the transactions contemplated in this Agreement without impairing the validity or effectiveness of any Lease or other contract to which the Company is a party, and to obtain the satisfaction on or before the Closing Date of the conditions specified in Section 5.2. The Purchaser will use its best efforts to obtain, at the Purchaser's sole cost and expense, the satisfaction on or before the Closing Date of the conditions specified in Section 5.1 (other than 5.1(d) and 5.1(e)). With respect to any actions, suits or proceedings (whether brought derivatively or on behalf of third parties challenging the transactions contemplated hereby) that threaten to, or in which an injunction, order, decree or ruling has been issued that would, adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, such party hereto that is named as a defendant therein shall use all commercially reasonable efforts to prevent or vacate the entry or promulgation of any such injunction, order, decree or ruling.

    SECTION 4.4  Notices of Certain Events.  The Seller shall promptly notify the Purchaser of:

      (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

      (b) any notice or other communication (other than any routine or incidental notice or communication) from any Governmental Authority in connection with the transactions contemplated by this Agreement;

      (c) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the Company or the Seller, threatened against, relating to or involving or otherwise affecting the Company which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.8 hereof, or which relate to the consummation of the transactions contemplated by this Agreement; and

      (d) any fact or circumstance which would make any representation or warranty untrue or inaccurate in any material respect as of the Closing Date.

    SECTION 4.5  Certain Taxes Arising in Connection with this Agreement.  All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including penalties and interest) incurred in connection with this Agreement (including any state gains tax, city transfer tax, and any similar Tax imposed in other states or subdivisions) shall be borne and paid by the Seller when due.

    SECTION 4.6  Tax Matters.  Certain capitalized terms used in this Section 4.6 are defined in Section 4.6(l).

      (a)  Payments.

        (i)  The Seller's Responsibility.  The Seller shall be responsible for and shall pay (x) all Taxes payable with respect to, incurred by or asserted against the Company for all taxable periods ending on or before the Closing Date and the portion of any Straddle Period (as defined hereinafter) ending on the Closing Date, to the extent the liability for such Taxes exceeds the amount, if any, of accrued liability for such Taxes reflected on the Closing Balance Sheet as finally determined, and (y) all Taxes imposed on any Person other than the Company for which the Company is held liable (in excess of the amount, if any, of the accrued liability for such Taxes reflected on the Closing Balance Sheet (as finally determined)) because it was, prior to the completion of the Closing, a member of any combined, consolidated or unitary group for purposes of filing Returns or paying Taxes or a transferee or successor of any other Person and, in each case, together with all interest, penalties and additions thereon and all reasonable out-of-pocket costs and expenses relating thereto, other than expenses that are described as being the responsibility of the Purchaser pursuant to this Section 4.6. Notwithstanding the foregoing, the Seller shall not be responsible for any additions to Taxes, interest, penalties or reasonable out-of-pocket costs and expenses relating thereto, in each case, arising from the Purchaser's negligence in filing any Tax Returns timely submitted by the Seller or from the Purchaser's late payment of any Taxes with respect to which funds were made available for timely payment by the Seller.

        (ii)  The Purchaser's Responsibility.  The Purchaser shall be responsible for and shall pay or cause to be paid all Taxes payable with respect to the Company that are not described as being the responsibility of the Seller in this Section.

      (b)  Straddle Periods.  For purposes of Section 4.6(a), any liability for Taxes in respect of the Company attributable to a taxable period that begins before and ends after the Closing Date (a "Straddle Period") shall be apportioned between the portion of such period ending on the Closing Date and the portion beginning on the day after the Closing Date (i) in the case of real and personal property Taxes, by apportioning such Taxes on a per diem basis and (ii) in all other cases, by a closing of the books as of the close of the Closing Date as if the relevant taxable period ended on the Closing Date.

      (c)  Tax Returns.

        (i)  The Seller's Responsibility.  The Seller shall file, or cause to be filed, and the Seller and the Purchaser shall cause the Company, to the extent permitted by law, to join, for all taxable periods ending on or prior to the Closing Date, in (x) the consolidated federal Income Tax Returns of which the Seller is the common parent and (y) the combined, consolidated or unitary Tax Returns for state, local and foreign Income Taxes which includes the Seller or its applicable Affiliates and with respect to which the Company is required to file such a Tax Return (together with the consolidated federal Income Tax Returns described in clause (x), the "Consolidated Tax Returns"), provided that the items of income, gain, loss, deduction and credit of the Company shall be allocated in accordance with Treasury Regulation Section 1.1502-76 and by a closing of the books with respect to the Company as of the Closing Date as if the relevant taxable period ended on the Closing Date. The Seller shall (and shall cause the Company to) include in income, in the Consolidated Tax Returns for taxable periods of 1999, 2000 and 2001, as applicable, all of the Company's payables related to any print media in any college publication, which payables have been accrued for at least one year on the Closing Date and for which an invoice has not been received on or prior to the Closing Date (such payables, the "College Payables"), provided that, instead of amending the Consolidated Tax Returns for the taxable period of 1999, the Seller shall be allowed to include the College Payable for 1999 by reducing the amount of applicable net operating losses carryover for 1999 as shown on the Consolidated Tax Returns for the taxable period of 2000. The Seller shall provide to the Purchaser for review a draft of the Company's pro forma Income Tax Returns (including amended pro forma Income Tax Returns) for any taxable period (or a portion thereof) ending on or prior to the Closing Date and for any taxable period which any College Payable is required to be included in income pursuant to the immediately preceding sentence, prepared as if the Company had not been included in the Consolidated Tax Returns and as if, instead, the Company had filed Income Tax Returns on a stand alone basis for such periods (such pro forma returns, the "Pro Forma Tax Returns"). Each of such Pro Forma Tax Returns shall be provided to the Purchaser in a timely manner and no later than 60 days prior to the due date (taking into account any applicable valid extension) on which the Consolidated Tax Return relating to such Pro Forma Tax Return, is required to be filed with the proper taxing authority. The Purchaser shall have the right at its expense, to review all work papers and procedures used to prepare each such draft Pro Forma Tax Return. Unless the Purchaser timely objects as specified in this Section 4.6(c)(i), each such draft Pro Forma Tax Return shall be final and binding on the parties without further adjustment (the "Final Pro Forma Tax Return"). If the Purchaser objects to any item on any such draft Pro Forma Tax Return, the Purchaser shall, within 20 days after delivery of such draft Pro Forma Tax Return, notify the Seller in writing that the Purchaser so objects, specifying any such item and stating the factual or legal basis for any such objection. If a notice of objection shall be duly delivered, any disputed item shall be resolved pursuant to the Tax Dispute Resolution Mechanism (as described in Section 4.6(f)). Upon resolution of all disputed items, such draft Pro Forma Tax Return shall be adjusted to reflect such resolution and shall be final and binding on the parties without further adjustment (also the "Final Pro Forma Tax Return"). The Seller shall file (and cause to be filed) the Consolidated Tax Returns in a manner consistent with the Final Pro Forma Tax Returns. The Seller shall not amend (or permit to be amended) the Consolidated Tax Returns in a manner inconsistent with the Final Pro Forma Tax Returns without the prior written consent of the Purchaser. The Seller shall provide to the Purchaser all information reasonably requested by the Purchaser to enable the Purchaser to verify that the College Payables have been properly included in income in the Consolidated Tax Returns, consistent with the provisions of this Section 4.6(c)(i). The Seller shall file, or cause to be filed, all other Tax Returns relating to the income, business or assets of the Company required to be filed on or before the Closing Date.

        (ii)  The Purchaser's Responsibility.  The Purchaser shall file, or cause to be filed, all Tax Returns relating to the income, business or assets of the Company other than those Tax Returns described in clause (i) of this Section 4.6(c). Any such Tax Returns with respect to any taxable period ending on or prior to the Closing Date or a Straddle Period (all such Tax Returns, the "Straddle Period Tax Returns") shall, to the extent not otherwise required by law, be prepared in a manner consistent with the past practice (including any Tax elections and methods of accounting) of the Company. With respect to any Straddle Period Tax Return (including amended Tax Returns), the Purchaser shall provide to the Seller a draft of such Straddle Period Tax Return and Tax information (including, without limitation, work papers and schedules) for review of such Straddle Period Tax Return in a timely manner no later than 60 days prior to the due date (taking into account valid extensions) of such Straddle Period Tax Return. The Seller shall have the right at its expense to review all work papers and procedures used to prepare each such draft Straddle Period Tax Return. Unless the Seller timely objects as specified in this Section 4.6(c)(ii), each such draft Straddle Period Tax Return shall be final and binding on the parties without further adjustment. If the Seller objects to any item on any such draft Straddle Period Tax Return, the Seller shall, within 30 days after delivery of such draft Tax Return, notify Purchaser in writing that Seller so objects, specifying any such item and stating the factual or legal basis for any such objection. If a notice of objection shall be duly delivered, any disputed item shall be resolved pursuant to the Tax Dispute Resolution Mechanism (as described in Section 4.6(f)). Upon resolution of all disputed items, such Straddle Period Tax Return shall be adjusted to reflect such resolution and shall be final and binding on the parties without further adjustment. The Purchaser shall not amend (or permit to be amended) any Straddle Period Tax Return without the prior written consent of Seller, which consent shall not be unreasonably withheld. The Seller shall pay (by immediately available funds) to the Purchaser, three business days prior to the due date of its payment to the applicable taxing authority, any Tax shown on such Straddle Period Tax Return which is described as the Seller's responsibility under Section 4.6(a)(i) to the extent such Tax exceeds the amount of the accrued liabilities for such Tax reflected on the Closing Balance Sheet as finally determined.

      (d)  Refunds.  The Seller shall be entitled to retain, or receive immediate payment from the Company or the Purchaser of, any refund or credit with respect to Taxes (net of any cost or expenses to the Company or the Purchaser and excluding any refund reflected on the Closing Balance Sheet and any refund resulting from the carryback of a loss or credit from a taxable period (or a portion thereof) beginning after the Closing Date), plus any interest received with respect thereto from the applicable taxing authorities, relating to the Company that are described as being the responsibility of the Seller in Section 4.6(a)(i). The Purchaser or the Company shall be entitled to retain, or receive immediate payment from the Seller of, any refund or credit with respect to Taxes (net of any cost or expenses to the Seller), plus any interest received with respect thereto from the applicable taxing authorities, relating to the Company that the Seller is not entitled to retain or receive pursuant to the immediately preceding sentence (including, without limitation, any refund reflected on the Closing Balance Sheet and any refund resulting from the carryback of a loss or credit from a taxable period (or a portion thereof) beginning after the Closing Date). The Purchaser and the Seller shall cooperate with respect to claiming any refund or credit with respect to Taxes referred to in this Section 4.6(d), provided, that such cooperation shall not unreasonably interfere with the conduct of the business of the parties.

      (e)  Audits.  The parties shall promptly notify each other in writing within ten days from its receipt of notice of any pending or threatened Tax audits or assessments of the Company for any taxable period ending on or prior to the Closing Date or any Straddle Period. The Seller shall have the right to represent the interests of the Company in any such Tax audit or administrative or court proceeding (other than such Tax audit or administrative or court proceeding for a Straddle Period, of which the Purchaser shall have the right to represent the interests of the Company), provided, that neither party shall reach a settlement in connection with any such audit or proceeding without the consent of the other party (which consent shall not be unreasonably withheld) if and to the extent such settlement would cause the latter party to have payment obligations under Section 4.6(a). If any party or any of its Affiliates incurs any reasonable out-of-pocket cost or expenses (including, attorney or accountant fees) with respect to any audit or administrative or court proceeding relating to any Tax for which the other party is responsible pursuant to Section 4.6(a), such other party shall promptly reimburse the first party such reasonable out-of-pocket cost or expenses. The Purchaser and the Seller shall (and shall cause their Affiliates to) cooperate with respect to any audit or administrative or court proceeding relating to Taxes referred to in this Section 4.6(e), provided, that such cooperation shall not unreasonably interfere with the conduct of the business of the parties.

      (f)  Tax Dispute Resolution Mechanism.  Wherever in this Agreement it shall be provided that a dispute shall be resolved pursuant to the "Tax Dispute Resolution Mechanism," such dispute shall be resolved as follows: (i) the parties will in good faith attempt to negotiate a settlement of the dispute, (ii) if the parties are unable to negotiate a resolution of the dispute within 15 days, the dispute will be submitted to Arthur Andersen, LLP, whom the parties acknowledge shall not provide at the time of retention, and shall not have provided in the three years prior thereto, services to the Seller, the Purchaser or the Company or other independent accountants of nationally recognized standing reasonably satisfactory to the Seller and the Purchaser (the "Tax Dispute Accountants") (iii) the parties will present their arguments to the Tax Dispute Accountants within 15 days after submission of the dispute to the Tax Dispute Accountants, (iv) the Tax Dispute Accountants will resolve the dispute, in a fair and equitable manner and in accordance with the applicable Tax law and the provisions of this Agreement, within 15 days after the parties have presented their arguments to the Tax Dispute Accountants, whose decision shall be final, conclusive and binding on the parties, (v) any payment to be made as a result of the resolution of a dispute shall be made, and any other action to be taken as a result of the resolution of a dispute shall be taken, on or before the earlier of (A) the date on which such payment or action would otherwise be required or (B) the third business day following the date on which the dispute is resolved (in the case of a dispute resolved by the Tax Dispute Accountants, such date being the date on which the parties receive written notice from the Tax Dispute Accountants of their resolution), provided that if a dispute with respect to an item in a Tax Return shall not be resolved on or before the date that is three business days prior to the latest date on which such Tax Return may be filed under applicable Tax law, then (x) the party having the responsibility for filing such Tax Return pursuant to Section 4.6(c) shall file such Tax Return reflecting all disputed items that have been resolved in the manner so resolved, and reflecting all unresolved disputed items in the manner proposed by such party, and shall, upon the resolution of all such unresolved disputed items, file an amended Tax Return reflecting the resolution thereof in the manner so resolved, and (y) the party who is not responsible for filing such Tax Return shall (or shall cause to) execute such Tax Return if such execution is reasonably necessary for such Tax Return to be effective and (vi) the fees and expenses of the Tax Dispute Accountants in resolving a dispute will be borne equally by the Seller and the Purchaser.

      (g)  Tax Treatments.  All payments from the Seller to the Purchaser or the Purchaser to the Seller (other than refunds described in Section 4.6(d) hereof) pursuant to Section 4.6, 6.2 or 6.3 shall be deemed to be adjustments to the Purchase Price for Tax purposes unless otherwise required by law. The parties shall, and shall cause their respective Affiliates to, file all Tax Returns consistent with the preceding sentence and act in accordance with such tax treatment in the course of any tax audit, appeal, or litigation unless otherwise required by law.

      (h)  Tax Sharing Agreements.  On the Closing Date, all Tax sharing agreements and other similar arrangements between the Company, on the one side, and Seller and its Affiliates on the other side, shall be terminated, and no additional payments shall be made thereunder.

      (i)  Effect of Disclosure.  No disclosure pursuant to Section 2.16 shall affect the express obligations that the Seller otherwise has under this Section 4.6, provided, that, there shall not be any duplicative payments with respect to the same item.

      (j)  Section 338 Election and Conduct of Tax Affairs.  The Purchaser shall not (and shall not permit any of its Affiliates or successors to) make any election under Section 338 of the Code or similar provisions of state, local or foreign law in respect of the acquisition of the Company as contemplated by this Agreement. On the Closing Date (but not thereafter), the Purchaser shall conduct all Tax affairs relating to the Company only in the ordinary course, in substantially the same manner as heretofore conducted and in good faith as such affairs would have been conducted if this Agreement had not been entered into. The Purchaser and the Seller agree that any transactions (other than transactions contemplated by this Agreement) of the Company occurring following the Closing on the Closing Date (but not thereafter), that are not in the ordinary course of business will be reported on the Purchaser's federal, state and local income tax returns to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) or similar provisions of state or local law.

      (k)  Books and Records; Cooperation.  The Seller shall (and shall cause its Affiliates to) (i) provide the Purchaser and its Affiliates with such assistance as may be reasonably requested in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to Taxes with respect to the Company; and (ii) retain (and provide the Purchaser and its Affiliates with reasonable access to) all records or information which may be relevant to such Tax Return, audit, examination or proceeding, provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the Seller or its Affiliates. The Purchaser shall (and shall cause its

  Affiliates to) (i) provide the Seller and its Affiliates with such assistance as may be reasonably requested in connection with the preparation of any Tax Returns, audits or other examinations by any taxing authority or judicial or administrative proceeding relating to Taxes for which the Seller may be responsible under Section 4.6; and (ii) retain (and provide the Seller and its Affiliates with reasonable access to) all records or information which may be relevant to such Tax Return, audit, examination or proceeding, provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the Purchaser or any of its Affiliates. Each of the Seller and the Purchaser further agree that, upon reasonable written request from the other party, to use commercially reasonable efforts to make any election or obtain any certificate or other documents from any Governmental Authority or any other Person reasonably necessary to mitigate, reduce or eliminate any Taxes that will be imposed on the requesting party (including, but not limited to any Tax related to the transactions contemplated by this Agreement) if such action would not reasonably be expected to create any material cost or liability for, or any other adverse effect on, the non-requesting party or any of its Affiliates.

      (l)  Definitions.

      Code: the Internal Revenue Code of 1986, as amended.

      College Payables: as defined in Section 4.6(c)(i).

      Combined Taxes: (A) all federal Income Taxes in respect of which the Company has filed or is required to file pursuant to Section 4.6(c)(i) a consolidated federal Income Tax Return of which the Seller is the common parent, payable with respect to the Company for any taxable period (or a portion thereof) ending on or prior to the Closing Date and (B) all state and local Income Taxes in respect of which the Company has filed or is required to file pursuant to Section 4.6(c)(i) a combined, consolidated or unitary state or local Income Tax Return with Seller or its applicable Affiliates, payable with respect to the Company for any taxable period (or a portion thereof) ending on or prior to the Closing Date.

      Consolidated Tax Returns: as defined in Section 4.6(c)(i).

      Final Pro Forma Tax Return: as defined in Section 4.6(c)(i).

      Income Taxes: any Taxes computed in whole or in part based on or by reference to net income or profit, franchise, or alternative minimum Tax (including all interest and penalties thereon and additions thereto).

      Income Tax Return: any return, report, declaration, form, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      IRS: the Internal Revenue Service.

      Pro Forma Tax Return: as defined in Section 4.6(c)(i).

      Straddle Period: as defined in Section 4.6(b).

      Straddle Period Tax Returns: as defined in Section 4.6(c)(ii).

      Tax: any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, rent, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto); provided, however, that the term "Tax" shall not be construed to include any governmental assessments under an unclaimed property law or similar statute.

      Tax Dispute Accountants: as defined in Section 4.6(f).

      Tax Dispute Resolution Mechanism: as defined in Section 4.6(f).

      Tax Return: any federal, state, local or foreign tax return, declaration, statement, report, schedule, form or information return or any amendment to any of the foregoing relating to Taxes.

      Treasury Regulations: the regulations prescribed under the Code.

    SECTION 4.7  Public Announcements.  Prior to the Closing, no party to this Agreement shall make any public announcement of the transactions contemplated by this Agreement or otherwise communicate with any news media without prior written agreement of the Seller and the Purchaser, except (a) in a mutually agreeable manner to the employees of the Company and (b) the Seller may issue press releases with respect to the transactions contemplated hereby or otherwise disclose the transaction contemplated by this Agreement in its filings required to be made under applicable securities laws, but shall allow the Purchaser and its counsel adequate advance notice and opportunity to review and comment upon, and shall consult with, the Purchaser before issuing any press release or making such filings (provided, that the Purchaser shall have not more than three business days to conduct such review and to comment upon and consult with the Seller with respect to the foregoing), unless the Seller shall have received written advice of outside counsel that providing such notice and opportunity to review and comment would cause the Seller to violate applicable securities laws. Without limiting the foregoing, the Seller and the Purchaser shall agree to the initial press release describing the transactions contemplated hereby.

    SECTION 4.8  Expenses.  The Purchaser (or at the Closing, the Company) will pay the fees, expenses and disbursements of the Purchaser and its agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto. The Seller will pay the fees, expenses and disbursements of the Seller and its agents, representatives, financial advisors, accountants and counsel. In addition, (a) as of the Closing Date the Seller shall assume, be responsible for, and otherwise indemnify and hold harmless the Purchaser and the Company against any and all costs, fees and expenses relating to the employment (and termination of employment) of Geoffrey Kanter ("Kanter") by the Company, including, without limitation, obligations of the Company under Kanter's employment agreement (and the restrictive covenant provisions set forth therein) and any other claims made by Kanter against the Company, and (b) the Seller shall be responsible for up to $100,000 of the documented and reasonable fees and expenses incurred by or on behalf of the Company in connection with the Company's investigation into the matters described in Schedule 4.8 attached hereto, subject to the terms and conditions set forth in such schedule (such expenses set forth in clause (b) are herein referred to as the "Company Reimbursable Expenses"). The Company shall pay the Company Reimbursable Expenses which have been accrued but not yet paid as of the Closing.

    SECTION 4.9  Disclosure.  The Seller acknowledges and agrees that the due diligence review and inspections by the Purchaser and its representatives shall not waive, or release the Seller from, any of the Seller's responsibilities, warranties or covenants under this Agreement and that no exception disclosed to the Purchaser or its representatives shall constitute an exception to a representation or warranty set forth in this Agreement or any other agreement related hereto, unless the exception is set forth in this Agreement or in the schedules attached to this Agreement. The disclosures in the schedules to this Agreement, and those in any supplement thereto, shall relate only to the representations and warranties in the section of this Agreement to which each schedule expressly relates and to no other representation or warranty; provided, however that for convenience purposes, certain disclosures in one schedule to this Agreement may be specifically cross-referenced to another schedule hereof. To the extent that any matter is to be "specifically provided," "set forth" or "identified" in any schedule to this Agreement, or subject to words of similar import, such matter must be specifically set forth or identified in the schedule and will not be effectively disclosed merely by virtue of appearing in a document included in such schedule.

    SECTION 4.10  Further Assurances.  At any time on or after the Closing Date, each party will execute and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by another party to consummate the transactions contemplated hereby.

    SECTION 4.11  Exclusivity, etc.  Seller agrees, that unless this Agreement is terminated in accordance with Section 7.1, until August 10, 2001, the Seller will not, directly or indirectly (a) solicit, initiate or encourage the submission of any proposal or offer from any person or entity relating to (i) the liquidation, dissolution, sale of assets or stock, or recapitalization of, (ii) merger or consolidation with or into, (iii) acquisition or purchase of assets of (other than in the ordinary course of business) or any equity interest in or (iv) similar transaction or business combination involving, the Company (each an "Alternative Transaction"), or (b) institute, pursue or engage in any discussions, negotiations or agreements with any person or entity concerning any of the foregoing or (c) furnish any information with respect to any effort or attempt by any other person or entity to do any of the foregoing. The Seller will immediately notify the Purchaser of any solicitations or expressions of interest received from third parties regarding an Alternative Transaction.

    SECTION 4.12  Information Statement.

      (a) As promptly as practicable after the execution of this Agreement (but in no event later than 13 days following the date of this Agreement), the Seller shall prepare and file with the Securities and Exchange Commission ("SEC") (with a copy to the Purchaser) an information statement relating to the Stockholder Approval (together with any amendments thereof or supplements thereto, the "Information Statement"). The Seller shall cause the Information Statement to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Information Statement shall constitute a "filing" pursuant to Section 4.7 of this Agreement, and the Purchaser shall have the right to review and comment thereon as set forth in such Section.

      (b) The Seller shall (i) if no comments have been received by the SEC on the Information Statement during the time period prescribed under Regulation 14C, on the eleventh day (or if such day is not a business day, the next succeeding business day) following the date of the Company's filing of the Information Statement with the SEC or (ii) if the SEC has commented on the Information Statement, on the third business day after the Information Statement becomes effective, mail the Information Statement to its stockholders on the date that is no more than two business days following the effectiveness of such Information Statement under Regulation 14C of the Exchange Act. The Seller shall use its best efforts to promptly notify and provide copies to the Purchaser and its counsel of (x) any comments from the SEC with respect to the Information Statement and (y) any request by the SEC for any amendment to the Information Statement or for additional information. If the Seller receives comments or a request from the SEC with respect to the Information Statement, the Seller shall use its best efforts to respond to such comments and information requests and have the Information Statement declared effective as soon as possible by the SEC.

    SECTION 4.13  Intercompany Debt; Management Agreement.  At the Closing, the Seller shall repay the amount of Intercompany Debt set forth on Schedule 4.13 attached hereto, plus any additional Intercompany Debt incurred after the date hereof and prior to the Closing, including all accrued and unpaid interest thereof, if applicable. In addition, on or before the Closing Date, the Seller and the

Company shall terminate that certain management agreement, dated as of August 31, 1999, between such parties, and the Company shall have no further obligations whatsoever with respect thereto.

    SECTION 4.14  Other Actions.  (a) With respect to the claims made for past due accounts receivable to be paid by Omnipod, Inc. ("Omnipod") to the Seller and the Company, the parties hereto acknowledge and agree that (b) the Seller shall have the right to pursue such claims and control any litigation in connection therewith, (c) the parties shall execute any and all documents required to permit the Seller to have such control, and (d) upon culmination of any such pursuit of funds in connection with such accounts receivable, the Seller shall cause Omnipod to pay to the Company the Company's pro rata amount of such accounts receivable (calculated as the account receivable amount demanded by the Company divided by the total accounts receivable amount owed by Omnipod to the Seller and the Company collectively) actually received by the Seller, and the Purchaser will promptly reimburse the Seller for its pro rata share of the actual fees and third-party expenses incurred by the Seller in connection with such claims.

      (b) Following the date hereof, neither the Company nor the Purchaser shall have any right to share in the proceeds of any claims made by the Seller against the formers shareholders of the Company pursuant to the Stock Purchase Agreement, dated as of July 16, 1999, by and among the Seller, the Company and Colleen Gordon and Kevin West.

      (c) At the Closing, the Seller will cause the Willis Stein Guaranty to be provided to the Purchaser; provided that in lieu of such Guaranty, the Seller may provide a letter of credit to the Purchaser, subject to limits reasonably acceptable to the Purchaser that will be set forth therein.

ARTICLE V
CONDITIONS TO CLOSING

    Section 5.1  Conditions to Obligations of the Seller.  The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Seller in its sole discretion).

      (a)  Representations and Warranties; Covenants Performed; Officer's Certificate.  The representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, and all the covenants contained in this Agreement to be complied with by the Purchaser on or before the Closing Date shall have been complied with, and the Seller shall have received a certificate to such effect signed by a duly authorized officer of the Purchaser.

      (b)  Cash Payments.  The Seller shall have received the Purchase Price, as set forth in Section 1.2(a) hereof and as adjusted pursuant to Sections 1.2(b)(i).

      (c)  Legal Opinion.  The Seller shall have received from counsel to the Purchaser a legal opinion, addressed to the Seller and the Company and dated the Closing Date, containing opinions set forth in Exhibit 5.1(c) attached hereto.

      (d)  No Litigation.  No preliminary injunction, order, decree or ruling shall be in effect or threatened which restrains or prohibits the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      (e) The requisite waiting period pursuant to Regulation 14C shall have expired.

      (f) The Schroder Guaranty shall be in full force and effect.

    SECTION 5.2  Conditions to Obligations of the Purchaser.  The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any one or more of which may be waived by the Purchaser in its sole discretion):

      (a)  Representations and Warranties; Covenants Performed; Officer's Certificate.  The representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, and all the covenants contained in this Agreement to be complied with by the Seller on or before the Closing Date shall have been complied with, and the Purchaser shall have received a certificate to such effect from an officer of the Seller.

      (b)  Stock Certificates.  The Seller shall have executed and delivered to the Purchaser free and clear of all Stock Encumbrances (including the Stock Encumbrance referred to in Section 2.2(b)) a certificate or certificates representing the Shares, duly endorsed for transfer to the Purchaser.

      (c)  Consents.  The Seller shall have obtained and delivered to the Purchaser written consents to the transaction contemplated herein from, and there shall have been given any required notices of the transaction contemplated herein to, the appropriate party to or issuer of each Material Contract, agreement, plan, policy, lease (other than the Leases referred to in paragraph (d) below), permit, license and other document or instrument specified in any schedule hereto as requiring such consent or notice, without change in the financial terms thereof or, in the aggregate, any cost to the Company payable by the Company following the Closing in connection with obtaining such consents or giving such notices. No court, arbitrator or governmental body, agency or official shall have issued, or shall have threatened to issue, any injunction, order, decree or ruling or adopted any statute, rule or regulation which, in the opinion of the Purchaser, would prevent the transactions contemplated hereby from being consummated or would materially restrain the operation of the business of the Company after the Closing Date.

      (d)  Consents and Approvals.  The Stockholder Approval shall be in full force and effect, and the requisite waiting period pursuant to Regulation 14C shall have expired.

      (e)  Consents of Lessors.  The Seller shall have obtained and delivered to the Purchaser written consents to the transaction contemplated by this Agreement of, or notice of the transaction contemplated by this Agreement to, lessors to the Leases. Each lessor under any Lease referred to in this paragraph shall have executed and delivered to the Company and Purchaser a certificate substantially in the form of Exhibit 5.2(e) attached hereto (the "Landlord Consents").

      (f)  No Adverse Change.  There shall not have been a material adverse change to the business or the liabilities, assets, operations, management, results of operations, prospects or conditions (financial or other) of the Company.

      (g)  Advertising Agreement.  The Seller and the Company shall have entered into an agreement, substantially in the form of Exhibit 5.2(g) attached hereto, pursuant to which the Seller shall commit to sell to the Company two years of pre-paid advertising airtime on College Television Network ("CTN") (at CTN's rate card in effect on the date hereof), not to exceed $1,000,000 in value in the aggregate, for an aggregate payment of $5,000.

      (h)  Acquisition Restrictive Covenant Agreements.  The Seller shall have executed and delivered to Purchaser an acquisition restrictive covenant agreement in favor of the Company, agreeing (i) for a period of five (5) years following the Closing Date not to directly or indirectly engage, consult, manage or otherwise participate in the operation of a business competitive with the Company, and (ii) for a period of two (2) years following the Closing Date, not to solicit for hire or hire any the Company's employees in the form of Exhibit 5.2(h) attached hereto (the "Acquisition Restrictive Covenant Agreement").

      (i)  Employment Arrangements.  Each of Andy Sawyer ("Sawyer") and Greg Anthony ("Anthony") shall be employed by the Company on the Closing Date.

      (j)  Legal Opinion.  The Purchaser shall have received from counsel to the Seller a legal opinion, addressed to the Purchaser and dated the Closing Date, containing opinions set forth in Exhibit 5.2(j) attached hereto.

      (k)  Government Approvals.  Any authorization, consent, approval, permit or license issued by, or a required registration or filing with any Governmental Authority (as defined in Section 2.5(b)), applicable to the consummation of the transactions contemplated hereby shall have been obtained.

      (l)  Corporate Minute Books; Secretary's Certificate.  The Seller shall have delivered the original corporate minute books of the Company to the Purchaser. The corporate minute books shall contain minutes and consents of all Board and shareholders' actions and meetings, cancelled stock, certificates of all previously issued, but no longer outstanding, stock certificates of the Company, a recently issued good standing certificate from the State of New York and those states in which the Company is qualified to do business as a foreign corporation, the resignations of all officers and directors of the Company requested by the Purchaser to resign at least two business days prior to the Closing Date, effective the close of business on the Closing Date, copies of the Articles of Incorporation of the Company and any amendments thereto certified by the office of the Secretary of State of New York, the Bylaws of the Company, and the stock ledger with all issued or previously issued stock certificates accounted for. In addition, the Seller shall have delivered to the Purchaser (x) a certificate of the Company's Secretary relating to (i) the Company's Articles of Incorporation, stating that such articles have not been amended since the date of certification by the New York Secretary of State, and (ii) the Company's Bylaws, stating that such Bylaws have not been amended from the form presented, and (y) a certificate of the Seller's Secretary certifying (i) the Seller's Certificate of Incorporation and Bylaws, (ii) resolutions by the Seller's Board of Directors authorizing and directing the execution and delivery of this Agreement and the Seller's Ancillary Documents (as such term is defined in Section 2.4) and (iii) the incumbency and genuineness of the signature of each officer of the Seller executing this Agreement and the Seller's Ancillary Documents.

      (m)  Releases.  Each officer and director of the Company requested by the Purchaser to resign at least two business days prior to the Closing Date (other than Kanter, Sawyer and Anthony), shall have executed and delivered to the Purchaser a general release of the Company, effective the Closing Date, in the form of Exhibit 5.2(m) attached.

      (n)  Resignations.  Each officer and/or director of the Company (other than Kanter, Sawyer and Anthony), requested by the Purchaser to resign at least two business days prior to the Closing Date, shall have executed and delivered to the Purchaser a resignation of his or her position as an officer and/or director of the Company, effective the Closing Date, in the form of Exhibit 5.2(n) attached.

      (o)  Intellectual Property Agreements.  The Purchaser shall have received all of the Intellectual Property Agreements executed by the Company's employees.

      (p)  Bank Accounts.  The signatories to the Company's bank accounts shall have been changed to the Purchaser's reasonable satisfaction.

      (q)  FIRPTA Certificates.  The Seller shall deliver to the Purchaser at the Closing a certification of non-foreign status in accordance with Section 1445(a) of the Code and the Treasury Regulations thereunder, substantially in the form attached hereto as Exhibit 5.2(q).

      (r)  Willis Stein Guaranty.  U-C Holdings, Willis Stein Partners II, L.P., a Delaware limited partnership and Willis Stein Partners Dutch, L.P. (collectively, the "Guarantors") shall have entered into a Limited Guaranty, in the form of Exhibit B to the Voting Agreement (the "Willis Stein Guaranty"), pursuant to which the Guarantors shall jointly and severally guarantee certain of the Company's obligations hereunder; provided, however, that in lieu of such guaranty, the Seller may provide a letter of credit to the Purchaser, subject to limits reasonably acceptable to the Purchaser that will be set forth therein.

ARTICLE VI
INDEMNIFICATION

    SECTION 6.1  Survival of Representations, Warranties and Covenants.  The representations and warranties of the parties hereto shall survive the Closing until the earlier of (a) 30 days after Purchaser's receipt of the audit for the year ended December 31, 2002, and (b) April 30, 2003; provided, however, that if the Closing occurs, any breach of any representation and warranty made by the Seller under (a) Sections 2.2 (Capital Stock of the Company) and 2.22 (Brokers) shall survive in perpetuity, (b) Sections 2.1 (Incorporation and Qualification), 2.14 (Employee Benefit Plans), 2.4 (Authority, Enforceability), and 2.16 (Taxes) shall survive for the respective applicable statutes of limitations with respect to the matters contained therein, and (c) Section 2.31 (Environmental Compliance) shall survive for the applicable statutes of limitation for all releases, violations, liabilities, conditions or occurrences of the type described in Section 2.31 existing or occurring on or before the Closing Date (such termination dates set forth in this Section 6.1 being collectively referred to as the "Expiration Dates"). The covenants of the parties contained herein shall survive the Closing and shall expire, if at all, in accordance with their respective terms. If written notice of a claim has been given prior to, but not after, the applicable Expiration Date, then the relevant representations, warranties and covenants shall survive as to such claim, until the claim has been finally resolved.

    SECTION 6.2  Indemnification by the Seller.  Except as otherwise limited by this Article VI, the Seller shall indemnify, defend and hold harmless the Purchaser, the Company (after the Closing only) and their respective shareholders, officers and directors, employees, representatives and agents and successors and assigns (collectively, the "Purchaser Indemnified Parties") from and against any and all claims, damages, liabilities, obligations, losses, costs, expenses (including, without limitation, reasonable legal costs and expenses) and judgments (at equity or at law) (collectively, "Losses") arising out of or resulting from (a) the breach of any representation and warranty of the Seller under this Agreement or any document, agreement or instrument delivered by the Seller under this Agreement, (b) the breach of any covenant of the Seller contained in Article I, Article IV (other than Section 4.9), Article VI, Article VII and Article VIII of this Agreement (including, without limitation, a breach of Section 1.2(c) hereof)) and (c) any claim, demand, action or proceeding by a third party relating to provisions of (a) or (b) of this Section 6.2, whether or not such third party prevails in any such claim, demand, action or proceeding.

    SECTION 6.3  Indemnification by the Purchaser.  Except as otherwise limited by this Article VI, the Purchaser and the Company, jointly and severally, shall indemnify, defend and hold harmless the Seller and its shareholders, officers and directors, employees, representatives and agents (collectively, the "Seller Indemnified Parties") from and against any and all Losses arising out of or resulting from (a) the breach of any representation, warranty or covenant of the Purchaser under this Agreement or any document, agreement or instrument delivered by the Purchaser under this Agreement, (b) any claim against any of the Seller Indemnified Parties with respect to the "ACM Accounts Payable" as such term is referred to in the Pro Forma Balance Sheet (but only with respect to ACM Accounts Payable (i) disclosed on Schedule 2.26 or (ii) accrued by the Company after the date hereof in the ordinary course of business consistent with past practices), by any obligee thereof or by any Governmental Authority with respect thereto, except with respect to any Taxes incurred by the Seller in respect of the Seller's obligations pursuant to Section 4.6(c)(i)) and not to the extent any such claim constitutes a breach of any representation, warranty or covenant made by the Seller herein and (c) any claim, demand, action or proceeding by a third party relating to provision (a) of this Section 6.3, whether or not such third party prevails in any such claim, demand, action or proceeding.

    SECTION 6.4  General Indemnification Provisions.

      (a) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification is sought under Section 6.2 or 6.3 of this Agreement (such notice to state the nature and basis of the claim, demand, action or proceeding and, if determinable, a good faith, non-binding estimate of the amount relating thereto) and, if such claim, demand, action or proceeding is a claim, demand, action or proceeding, by a third party ("Third Party Claim"), the indemnifying party will have the right, at its own expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such Third Party Claim. After the indemnifying party has notified the indemnified party of its intention to undertake to defend or settle any such asserted liability, and for so long as the indemnifying party diligently pursues such defense, the indemnifying party shall not be liable for any additional legal expenses incurred by the indemnified party in connection with any defense or settlement of such asserted liability. Notwithstanding anything to the contrary contained in this Section 6.4(a), if the indemnified party shall have been advised in writing by outside counsel that it may have one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such Third Party Claim, but the indemnifying party shall be entitled, at its expense, to participate in the defense of such Third Party Claim. In connection with any Third Party Claim, the parties hereto shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such Third Party Claim shall be settled without prior written consent of the indemnified party, which consent may not be unreasonably withheld, provided, however, that if a firm, written offer is made (and has not been revoked or modified) to settle any such Third Party Claim (a "Settled Claim") entirely for cash (and such settlement offer includes a full release of the indemnified party), and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then:

        (i)  the indemnifying party shall pay such amount in cash to the indemnified party (net of any applicable deductible amount as set forth in Section 6.5(a) hereof);

        (ii) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of the Settled Claim; and

        (iii) the maximum liability of the indemnifying party relating to the Settled Claim shall be the amount of the proposed settlement. The indemnified party shall reimburse the indemnifying party for any additional costs of defense which the indemnifying party subsequently incurs with respect to such Settled Claim and all additional costs of the indemnifying party relating to the settlement or judgment thereof.

      (b) Any payment pursuant to this Article VI shall be payable immediately upon, and in no event made later than 30 days after, receipt by the indemnifying party of written notice from the indemnified party stating that an indemnifiable amount has been paid to a third party, and specifying the amount thereof and the amount of the indemnity payment requested.

    SECTION 6.5  Limits on Indemnification and Liability.

      (a)  Basket.  The Purchaser shall not be entitled to assert any indemnification right with respect to Section 6.2(a) of this Agreement unless the aggregate amount of all of the Purchaser Indemnified Parties' Losses with respect to Section 6.2(a) exceed $100,000, at which time all such Losses above an aggregate deductible of $25,000 shall become payable, provided, however, that the limitation set forth in this Section 6.5(a) shall not apply with respect to any breaches of representations and warranties contained in Sections 2.2 (Capital Stock of the Company) or 2.22 (Brokers).

      (b)  Maximum Indemnification Amount.  The indemnification obligations of the Seller under this Article VI shall be limited to $7,500,000 in the aggregate (the "Maximum Indemnification Amount"), provided, however that (i) the indemnification obligations of the Seller with respect to (x) any breaches of representations and warranties contained in Sections 2.2 (Capital Stock of the Company), 2.22 (Brokers), 2.26 (No Undisclosed Liabilities, but only to the extent that the Seller's Executives (as defined in Section 8.7 hereof) had knowledge of such undisclosed liabilities) and (y) any breaches by the Seller of a covenant contained herein (the "Cap Exceptions") shall not be subject to such limitation and (ii) no payment by the Seller arising as a result of any of the Cap Exceptions shall be applied towards the Maximum Indemnification Amount.

      (c) Notwithstanding the foregoing subparagraphs (a) and (b), the indemnification limitations set forth in this Section 6.5 shall not apply to the Seller's indemnification obligations arising from the Seller's fraud or intentional misrepresentation.

    SECTION 6.6  Exclusive Remedy.  Article VI of this Agreement contains each indemnified party's sole and exclusive remedy for financial compensation with respect to any claim under this Agreement and any agreement entered into in connection herewith (except with respect to Section 1.2(b) and Section 1.2(c)), but shall not preclude any party from seeking equitable remedies. In calculating losses for the purposes hereof, proper adjustments shall be made to take into account any insurance proceeds actually received by the indemnified party in connection therewith, net of increased costs with respect to insurance premiums of such indemnified party.

    SECTION 6.7  No Recourse Against the Company.  Except as provided in Section 6.3 hereof, on and after the Closing Date, the Seller shall have no claim for indemnification, contribution or other recourse against the Company (all of which hereby are expressly waived by the Seller) in connection with any claim made by the Purchaser against the Seller, whether pursuant to this Article VI or otherwise.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.1  Termination.  This Agreement may be terminated at any time prior to the Closing:

      (a) by the mutual written consent of the Seller and the Purchaser; or

      (b) by either the Seller, or the Purchaser, if the Closing shall not have occurred by the earlier of (x) August 10, 2001 and (y) the date that is three days after the first date on which the Closing may occur pursuant to Section 1.3 (the "Termination Date"); provided, however, that (i) the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur by or on the Termination Date and nothing contained herein shall relieve such party from liability for breach of this Agreement, and (ii) the reference to August 10, 2001 in subsection (x) above shall be automatically changed to October 15, 2001 if (A) the SEC has commented upon the Information Statement or has requested an amendment thereof or information in connection therewith or (B) the failure of the Closing to have occurred by August 10, 2001 is due to the failure of the conditions contained in Section 5.1(d) or the second sentence of Section 5.2(c).

    SECTION 7.2  Waiver.  At any time prior to the Closing, either the Seller or the Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either the Seller or Purchaser to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE VIII
GENERAL PROVISIONS

    Section 8.1  Notices.  Any notice, demand, claim, or other communication required or permitted under this Agreement shall be in writing and shall be effectively given only if (i) mailed by United States certified or registered mail, postage prepaid, return receipt requested, (ii) faxed and confirmed by telephone, (iii) sent by a national commercial courier service, return receipt requested, for next day delivery, to be confirmed writing by such courier, or (iv) by hand delivery and confirmed by signed receipt, and shall be deemed to have been given, delivered and received three business days after the same is deposited at a regularly maintained post office of the United States Postal Service, on the next succeeding business day following the date of fax transmission, twenty-four (24) hours after the same is deposited with such a courier service, or upon hand delivery of the same, as applicable, to the parties at the following addresses or fax numbers (or at such other address and fax number as a party may specify by notice to the others, providedthat notice of change of address or number shall be effective only upon receipt):

If to the Seller:	CTN Media Group, Inc. 3350 Peachtree Road Suite 1500 Atlanta, Georgia 30326 Attn: Jason Elkin, Chief Executive Officer Fax:
With a copy (which shall not constitute notice) to:	Morris, Manning & Martin, LLP 3343 Peachtree Road, N.E. 1600 Atlanta Financial Center Atlanta, Georgia 30326 Attn: Carl J. Erhardt, Esq. Fax: 404-365-9532

If to Purchaser:	MPM Acquisition, Inc. c/o Schroder Venture Partners LLC 540 Madison Avenue New York, New York 10022 Attn: Monty Yort Fax: 212-735-0702
With a copy (which shall not constitute notice) to:	Debevoise & Plimpton 875 Third Avenue New York, New York 10021 Attn: Margaret A. Davenport, Esq. Fax: 212-909-6836

    SECTION 8.2  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 8.3  Severability.  If any term or other provision of this Agreement is or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that transactions contemplated hereby are fulfilled to the greatest extent possible.

    SECTION 8.4  Entire Agreement.  This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and undertakings with respect to the subject matter hereof.

    SECTION 8.5  Assignment.  This Agreement and all rights and obligations hereunder may not be assigned or transferred without the prior written consent of the other parties hereto; provided, however, that (i) the Purchaser shall have the right to assign any or all of the rights, assets or covenants under this Agreement to an affiliate of the Purchaser, provided that the Purchaser shall remain liable for its obligations set forth herein and (ii) the Purchaser may assign its rights to indemnification hereunder to any lender to the Purchaser or the Company as security for obligations to such lender, provided that any such lender agrees in writing to waive any right it may have that it is a "bona fide purchaser". For purposes of this Agreement, the term "affiliate" shall mean a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person.

    SECTION 8.6  No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

    SECTION 8.7  "Knowledge" Defined.  As used in the Agreement, the terms "to the knowledge of the Seller or the Company," "to the Seller's or the Company's knowledge," and words of similar import with respect to the Company or the Seller shall include the actual knowledge of certain executives of the Company and the Seller set forth hereafter, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matter at hand. The Company's executives shall consist of Geoffrey Kanter, Andy Sawyer and Greg Anthony (the "Company's Executives"), and the Seller's executives shall consist of Neil Dickson, Jason Elkin and Pat Doran (the "Seller's Executives").

    SECTION 8.8  Amendment.  This Agreement may not be amended, supplemented or modified except by an instrument in writing making specific reference to this Agreement, and signed by the parties hereto.

    SECTION 8.9  Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

    SECTION 8.10  Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

    SECTION 8.11  Governing Law; Binding Arbitration.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS.

      (b) Except as otherwise specifically provided herein, all disputes arising under this Agreement shall be submitted to and settled by arbitration before the American Arbitration Association pursuant to the Commercial Arbitration Rules then in effect. Such arbitration shall be held within 120 days from the filing of a demand for arbitration and such arbitration shall be heard before a three-person panel. The arbitration proceeding shall be held in the Atlanta Regional Office of the American Arbitration Association and any award subsequently rendered can be enforced as a judgment in any court of competent jurisdiction. The arbitrators shall award to the prevailing party its reasonable attorney fees, costs of suit and administrative fees.

  [SIGNATURES APPEAR ON NEXT PAGE]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, under seal, as of the date first written above.

"PURCHASER"
MPM ACQUISITION, INC.
By:	/s/ W. MONTAGUE YORT
Name: W. Montague Yort Title: President
"SELLER"
CTN MEDIA GROUP, INC.
By:	/s/ NEIL H. DICKSON
Name: Neil H. Dickson Title: Executive Vice President
"COMPANY"
ARMED FORCES COMMUNICATIONS, INC., d/b/a "MARKET PLACE MEDIA"
By:	/s/ ANDREW T. SAWYER
Name: Andrew Sawyer Title: Chief Financial Officer

ANNEX B

FORM OF LIMITED GUARANTY

    This LIMITED GUARANTY (the "Guaranty"), dated as of        , 2001, by and among U-C Holdings, L.L.C., a Delaware limited liability company ("Holdings"), Willis Stein & Partners II, L.P., a Delaware Limited Partnership ("WSP-2"), Willis Stein & Partners Dutch, L.P., a Delaware Limited Partnership ("Dutch", and collectively with WSP-2, and Holdings, the "Guarantors"), CTN Media Group, Inc., a Delaware corporation (the "Obligor"), and MPM Acquisition, Inc., a Delaware corporation (the "Purchaser").

W I T N E S S E T H

    WHEREAS, concurrently herewith, the Purchaser is purchasing all of the issued and outstanding shares of capital stock of Armed Forces Communications, Inc., a New York corporation d/b/a "Market Place Media" (the "Company"), pursuant to that certain Stock Purchase Agreement, dated as of June 1, 2001 (as such agreement may be amended from time to time, the "Purchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement;

    WHEREAS, the Purchaser has required, as a condition to purchasing such shares, that the Guarantors enter into this Guaranty;

    WHEREAS, in order to induce the Purchaser to purchase such shares, the Guarantors are entering into this Guaranty provided for herein.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1.  Guaranty of Indemnification Obligations.  Subject to the conditions and limitations contained herein and in the Purchase Agreement, each Guarantor, jointly and severally, except as otherwise provided in Section 3 below, hereby unconditionally and irrevocably guarantees to the Purchaser and each Purchaser Indemnified Party (collectively, the "Beneficiaries"), the full and prompt payment when due of the Obligor's obligations pursuant to Section 6.2 of the Purchase Agreement (other than with respect to Section 1.2of the Purchase Agreement) (the "Guaranteed Obligations").

    2.  Limitation on Guaranteed Obligations.  Notwithstanding anything contained in this Guaranty to the contrary, the maximum aggregate amount payable by the Guarantors pursuant to the Guaranteed Obligations shall be $500,000 (the "Maximum Amount").

    3.  Joint and Several Guaranty; Third-Party Beneficiaries.  This Guaranty is a joint and several guaranty by the Guarantors of the Guaranteed Obligations as set forth herein. Notwithstanding anything contained herein to the contrary, the liability of WSP-2 and Dutch hereunder with respect to the Guaranteed Obligations shall be several and not joint and several, such that WSP-2 shall only be liable for 93.98749% of any such amounts and Dutch shall only be liable for 6.01251% of such amounts (each such Guarantor's "Pro Rata Share"). The Purchaser hereby agrees and acknowledges that in no event shall either Guarantor be liable for more than its Pro Rata Share of any such amounts payable with respect to the Guaranteed Obligations. Nothing in this Guaranty, express or implied, is intended or shall be construed to give any person other than the Beneficiaries any legal or equitable right, remedy or claim under or in respect of this Guaranty or any provision contained herein. The Beneficiaries that are not a party to this Agreement are intended third-party beneficiaries of this Agreement.

    4.  Waiver.  Each Guarantor irrevocably waives acceptance of presentment, demand, protest and any notice not provided for herein, and, subject to Section 16(a) of this Guaranty, any requirement that at any time any action be taken by any Beneficiary against the Obligor or any other person or entity or any property. The waivers set forth in this Section 4 shall be effective notwithstanding the fact that the Obligor ceases to exist by reason of its liquidation, merger, consolidation or otherwise.

    5.  Guaranty Absolute.  Obligations of the Guarantors under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, whether or not constituting a discharge of a Guarantor, including, without limitation: (a) any action or inaction by a Beneficiary; (b) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations; or (c) the existence of any Guaranteed Obligation, any claim related thereto or the Guarantor's knowledge or lack of knowledge thereof prior to the date hereof.

    6.  Representations and Warranties of the Guarantors.  Each of the Guarantors represents and warrants to the Purchaser that (a) such Guarantor has the limited liability company (in the case of Holdings) and the limited partnership (in the case of each of WSP-2 and Dutch) power to execute, deliver and perform the terms and provisions of this Guaranty and have taken all necessary limited liability company or limited partnership (as the case may be) action to authorize the execution, delivery and performance of this Guaranty. Each of the Guarantors has duly executed and delivered this Guaranty, and this Guaranty constitutes a legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms; and (b) neither the execution, delivery or performance by either of the Guarantors of this Guaranty, nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to it, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of such Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which such Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the organizational documents of such Guarantor.

    7.  Financial Matters.

      (a) Holdings.  Holdings has provided to the Purchaser a true and correct balance sheet of Holdings as of March 31, 2001.

      (b) WSP.  The amount of uncommitted capital available to each of WSP-2 and Dutch is callable on the respective Guarantor's limited partners for the purposes of satisfying the Guaranteed Obligations upon 10 business days notice. Each of the Guarantors agrees, for so long as this Guaranty remains in effect, to maintain an amount of cash, marketable securities and/or uncommitted capital sufficient for it to individually satisfy the Guaranteed Obligations.

    8.  Continuing Guarantee.  This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Beneficiary in exercising any right, power or privilege hereunder and no single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, power or remedies a Beneficiary would otherwise have. No notice to or demand on a Guarantor in any case shall entitle either Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of a Beneficiary to any other or further action in any circumstances without notice or demand.

    9.  Binding Effect; Assignment.  This Guaranty shall be binding upon the Guarantors and their respective successors and assigns and shall inure to the benefit of the Beneficiaries and their respective

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successors and assigns. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Guarantors and the Purchaser. No Guarantors shall be entitled to assign its rights or delegate its duties hereunder without the written consent of the Purchaser. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    10.  Governing Law.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof. If any provision of this Guaranty or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Guaranty and the application of such provision to other Persons or circumstances is not affected and such provision shall be enforced to the greatest extent permitted by law.

    11.  Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (i) if sent by registered or certified mail in the United States, return receipt requested, upon receipt; (ii) if sent by reputable overnight air courier (such as DHL or Federal Express), one business day after mailing; (iii) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (i) or (ii) above, when transmitted and receipt is confirmed by telephone; or (iv) if otherwise actually personally delivered, when delivered and shall be delivered as follows: (a) if to Holdings or WSP, at Willis Stein & Partners, L.P., 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606, to the attention of Daniel M. Gill, or at such other address as Holdings or WSP shall have specified in writing to the Purchaser, and (b) if to the Purchaser, at c/o Schroder Venture Partners L.L.C., 540 Madison Avenue, New York, New York 10022, to the attention of W. Montague Yort, or at such other address as specified in writing to the Guarantors.

    12.  Reinstatement in Certain Circumstances.  If a claim is ever made upon a Beneficiary for repayment or recovery of any amount or amounts received from the Obligor, and not a Guarantor, in payment or on account of any of the Guaranteed Obligations and such Beneficiary repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such Beneficiary with any such claimant (including the Obligor), then, and in such event, each of the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any instrument evidencing any liability of the Obligor, and, subject to the terms of this Guaranty (including, without limitation, Section 2 hereof), the Guarantors shall be and remain liable to the aforesaid payees hereunder to the same extent as if such amount had never originally been received by such Beneficiary.

    13.  Termination.

      (a) This Guaranty shall terminate upon the earlier of (i) 30 days after the Purchaser's receipt of the audit of the Company for the year ended December 31, 2002 and (ii) April 30, 2003; provided, that if any Beneficiary has provided the Obligor or a Guarantor with a notice of claim with respect to the Guaranteed Obligations, then this Guaranty shall not terminate with respect to any such claim until such claim has been finally resolved and, if applicable, paid in full in accordance with the terms of the Purchase Agreement.

      (b) Notwithstanding the foregoing, at any time the Obligor, any Guarantor or the Guarantors collectively may provide the Beneficiaries with a letter of credit for the Maximum Amount, containing terms reasonably satisfactory to the Beneficiaries, in which event this Guaranty shall terminate and be of no further force and effect.

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    14.  WAIVER OF JURY TRIAL.  THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

    15.  Subrogation and Right to Purchase Shares.

      (a) Upon making any payment under this Guaranty with respect to the Guaranteed Obligations (a "Payment"), such Guarantor shall be subrogated to the rights of the Purchaser or any payee against the Obligor with respect to the portion of such Guaranteed Obligations paid by such Guarantor (the "Subrogated Amount") and shall be entitled to fully exercise and exhaust any rights it may have in equity, under contract, by statute, under common law or otherwise, against the Obligor, including, without limitation, any claim, remedy or right of subrogation, reimbursement, setoff, counterclaim, exoneration, contribution, indemnification or participation in any claim, right or remedy against Obligor (and its assigns other than the Purchaser, if any).

      (b) In lieu of the subrogation rights under clause (a) above upon making a Payment, the Guarantors shall have the right to receive from the Obligor (pro rata based on the Payment made by such Guarantor) shares of Series B Convertible Preferred Stock of the Obligor at a price of $15 per share in an aggregate amount equal to the aggregate amount of such Payment. In such event, (i) such Guarantor(s) and the Obligor shall execute documentation substantially similar to the documentation executed in connection with the Stock Purchase Agreement between the Obligor and Holdings, dated as of April 5, 2001 and (ii) any claim of the Guarantors or the Purchaser against the Obligor with respect to the Subrogated Amount shall be extinguished.

    16.  Guaranty of Collection.

      (a) Subject to clause (b) below, this Guaranty is a guaranty of collection and not a guaranty of payment or performance, and the Guarantors are obligated hereunder as guarantors only and not as principal obligors. The Beneficiaries shall not be entitled to seek payment against any of the Guarantors until (i) either (A) the Obligor and the Purchaser have agreed that the Obligor has a payment obligation under Section 6.2 of the Purchase Agreement or (B) a court of competent jurisdiction has determined pursuant to a final non-appealable order that a Beneficiary has a Loss with respect to which such Beneficiary is entitled to indemnification pursuant to Section 6.2 of the Purchase Agreement and (ii) the Obligor has failed to make such payment hereunder within 30 days after the occurrence of any of the events described in the preceding clause (i).

      (b) Notwithstanding Section 16(a) to the contrary, in the event that the Obligor (i) commences a voluntary case under Title 11 of the United States Code, as amended, or any similar U.S. federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to or change in such law (each a "Bankruptcy Law"), (ii) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law, (iii) consents to the appointment of a custodian of it or for all or substantially all its property, (iv) makes a general assignment for the benefit of its creditors or (v) generally is not paying its debts as they become due, this Guaranty shall become a primary obligation of the Guarantors and any Beneficiary may seek payment for any Guaranteed Obligation directly from any Guarantor without proceeding against the Obligor, provided that either sub-clause (A) or (B) of clause (i) of Section 16(a) hereof has been satisfied.

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    IN WITNESS WHEREOF, the Guarantors and the Beneficiary have each caused this Guaranty to be executed and delivered as of the date first above written.

U-C HOLDINGS, L.L.C.
By:	Willis Stein & Partners, L.P.
Its:	Managing Member
By:	Willis Stein & Partners, L.L.C.
Its:	General Partner
By:
Name:
Title:
WILLIS STEIN & PARTNERS II, L.P.
By:	Willis Stein & Partners, Management II, L.P.
Its:	General Partner
By:	Willis Stein & Partners, Management II, L.L.C.
Its:	General Partner
By:
Name: Daniel M. Gill
Title: Managing Director
WILLIS STEIN & PARTNERS DUTCH, L.P.
By:	Willis Stein & Partners, Management II, L.P.
Its:	General Partner
By:	Willis Stein & Partners, Management II, L.L.C.
Its:	General Partner
By:
Name: Daniel M. Gill
Title: Managing Director

B–5

CTN MEDIA GROUP, INC.
By:
Name:
Title:
MPM ACQUISITION, INC.
By:
Name:
Title:

B–6

ANNEX C

EXECUTION COPY

VOTING AGREEMENT

    VOTING AGREEMENT, dated as of June 1, 2001 (this "Agreement"), among MPM Acquisition, Inc., a Delaware corporation (the "Purchaser"), U-C Holdings, L.L.C., a Delaware limited liability company (the "Stockholder") and Willis Stein & Partners, L.P., a Delaware limited partnership ("WSP").

    WHEREAS, concurrently herewith, the Purchaser and CTN Media Group, Inc., a Delaware corporation (the "Seller"), are entering into that certain Stock Purchase Agreement, dated as of the date hereof (as such agreement may be amended from time to time, the "Purchase Agreement"), pursuant to which the Purchaser, subject to the terms and conditions thereof, intends to purchase from the Seller all of the issued and outstanding shares of capital stock of Armed Forces Communications, Inc., a New York corporation d/b/a "Market Place Media" (the "Company"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement;

    WHEREAS, the transactions contemplated by the Purchase Agreement (the "Transactions") will constitute a sale of substantially all of the assets of the Seller pursuant to Section 271 of the Delaware General Corporation Law (the "DGCL"), requiring the consent of the holders of a majority of the outstanding capital stock of the Seller entitled to vote thereon for the consummation thereof;

    WHEREAS, pursuant to the amended and Restated Certificate of Incorporation of the Seller, the consent of the holders of a majority of each of the two series of Preferred Stock is required for the Seller to consummate the Transactions;

    WHEREAS, the Stockholder owns the number of shares of common stock (the "Common Stock") and preferred stock (the "Preferred Stock") of the Seller set forth on Schedule A attached hereto (such shares of Common Stock and Preferred Stock, together with any other shares of capital stock of the Seller acquired by the Stockholder after the date hereof and during the term of this Agreement (including, without limitation through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Shares");

    WHEREAS, the Shares constitute approximately 88.2% of the outstanding capital stock of the Seller entitled to vote on the Transactions, and the Stockholder owns a majority of the outstanding stock of each of the two series of Preferred Stock;

    WHEREAS, concurrently herewith, the Stockholder has executed and delivered to the Company an irrevocable written consent pursuant to Section 228(a) of the DGCL, approving and adopting the Purchase Agreement and the transactions contemplated thereby;

    WHEREAS, WSP is the managing member of the Stockholder, with the full power and authority to cause the Stockholder to enter into this Agreement; and

    WHEREAS, Purchaser has required, as a condition to its entering into the Purchase Agreement, that the Stockholder and WSP enter into this Agreement.

    NOW, THEREFORE, to induce the Purchaser to enter into, and in consideration of its entering into, the Purchase Agreement, and in consideration of the premises and the representations, warranties and covenants contained herein, the parties agree as follows:

    1.  Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to the Purchaser as follows:

      (a)  Ownership of Shares.

         (i) The Stockholder is the record holder and beneficial owner of the Shares. The Stockholder does not own the Shares in "street name" or in the name of any nominee.

        (ii) The Stockholder has the (A) sole power of disposition and (B) sole voting power, in each case with respect to all of the Shares and with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

      (b)  Due Organization; Good Standing; LLC Agreement.  The Stockholder has been duly organized, is validly existing and in good standing under the laws of the State of Delaware. The Stockholder has previously provided to the Purchaser a true and correct copy of its limited liability company agreement, as amended through the date hereof.

      (c)  Power; Binding Agreement.  The Stockholder has all requisite limited liability company power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder, including, without limitation, the providing of the Consent and the Proxy (each as defined below), have been duly and validly authorized by all requisite limited liability company action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

      (d)  No Conflicts.  Except for (A) a filing of a Schedule 13D (pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the Purchaser, (B) the filing of an amended Schedule 13D by the Stockholder and (C) the filing of a Schedule 14C pursuant to the Exchange Act by the Seller (collectively, the "Required Filings"), no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary to be made or obtained by the Stockholder for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of formation, the limited liability company agreement or other organizational documents applicable to the Stockholder, (B) result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification, prepayment or acceleration) under or require the consent of a third party pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party of by which the Stockholder or any of the Stockholder's properties or assets are bound or (C) violate any order, writ, injunction, decree, judgment, statute, rule, regulation or governmental permit or license (collectively, "Laws") applicable to the Stockholder or any of the Stockholder's properties or assets.

      (e)  Absence of Liens.  The Shares and the certificates representing the Shares are now, and (subject to Section 5(b) hereof) at all times during the term hereof will be, held by the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings, arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder ("Liens").

      (f)  Review of Purchase Agreement.  The Stockholder understands and acknowledges that the Purchaser is entering into the Purchase Agreement in reliance upon the Stockholder's execution and delivery of the Consent and this Agreement. The Stockholder has read the Purchase Agreement carefully and fully understands the terms and provisions thereof.

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      (g)  Shares.  The Stockholder is the legal and beneficial owner of (i) 11,576,612 shares of Common Stock, par value $.005 per share, (ii) 2,176,664 shares of the Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred") and 266,666 shares of the Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred"). The Stockholder owns a majority of the issued and outstanding shares of each class and series of capital stock of the Seller. No consent of any holder (other than the Stockholder) of the Series A Preferred or Series B Preferred is required to approve the Transactions pursuant to the terms governing the Series A Preferred or the Series B Preferred, as applicable, or any agreement or other document or instrument relating thereto to which the Stockholder is a party.

      (h)  No Other Proxies.  The Stockholder has not heretofore provided to any Person a proxy with respect to any of the Shares that is in effect on the date hereof.

    2.  Representations and Warranties of WSP.

      (a)  Control and Ownership of Stockholder.  The limited liability company interests in the Stockholder held by WSP are set forth in Schedule B hereto. The limited liability company interests held by WSP are owned by WSP free and clear of all Liens and WSP has the (A) sole power of disposition and (B) sole voting power, in each case with respect to the limited liability company interests owned by it. WSP, as the Managing Member of the Stockholder, has the sole power to direct all limited liability company action taken by the Stockholder. WSP has taken all necessary limited partnership action to cause the Stockholder to enter into this Agreement and WSP has consented to and approved the Stockholder entering into this Agreement.

      (b)  Due Organization; Good Standing.  WSP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

      (c)  Power; Binding Agreement.  WSP has all requisite limited partnership power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by WSP have been duly and validly authorized by all requisite limited partnership action of WSP. This Agreement has been duly and validly executed and delivered by WSP and constitutes a valid and binding agreement of WSP, enforceable against WSP in accordance with its terms.

      (d)  No Conflicts.  Except for the Required Filings, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary to be made or obtained by WSP for the execution of this Agreement by WSP and the consummation by such entity of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by any of the WSP nor the consummation by WSP of the transactions contemplated hereby nor compliance by WSP with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of limited partnership, limited partnership agreement or other organizational document relating to such entity, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification, prepayment or acceleration) under or require the consent of a third party pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such entity is a party of by which such entity or any of its properties or assets are bound or (C) violate any Laws applicable to such entity or any of its properties or assets.

      (e)  Review of Purchase Agreement.  WSP understands and acknowledges that the Purchaser is entering into the Purchase Agreement in reliance upon WSP's execution and delivery of this Agreement. WSP has read the Purchase Agreement carefully and fully understands the terms and provisions thereof.

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    3.  Written Consent.  The Stockholder has executed and delivered to the Seller on the date hereof a stockholder consent under section 228(a) of the DGCL, substantially in the form of Exhibit A to this Agreement (the "Consent"), pursuant to which the Stockholder irrevocably consents, in respect of all of the Shares, to the approval of the Purchase Agreement and the consummation of the Transactions. Each of the Stockholder and WSP hereby covenants to the Purchaser to maintain the Consent in full force and effect until the Termination Date (as defined in Section 10). No Consent of any other holder of the Series A Preferred or the Series B Preferred is required to approve the Transactions pursuant to the terms governing the Series A Preferred or the Series B Preferred, or any agreement or other document or instrument relating thereto to which the Stockholder is a party.

    4.  Agreement to Vote; Proxy.

      (a)  Voting.  Each of the Stockholder and WSP hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Seller, however called, or in connection with any written consent of the stockholders of the Seller, the Stockholder shall vote (or cause to be voted) the Shares of the Stockholder (i) in favor of the adoption of the Purchase Agreement and the approval of the terms thereof and each of the other actions contemplated by the Purchase Agreement and this Agreement and any actions required in furtherance hereof and thereof and (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Seller under the Purchase Agreement, including, without limitation, Sections 1.3, 4.3 and 4.11 thereof. Neither the Stockholder nor WSP shall enter into any agreement or understanding with any Person prior to the Termination Date to vote in any manner inconsistent with clause (i) or (ii) of the preceding sentence.

      (b)  PROXY.  THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS EACH OF PURCHASER, W. MONTAGUE YORT AND NICHOLAS E. SOMERS IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PURCHASER, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF PURCHASER, AND ANY OTHER DESIGNEE OF PURCHASER, AS THE STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES SOLELY FOR THE PURPOSES AS INDICATED IN SECTION 4(A) ABOVE AND FOR NO OTHER PURPOSE (THE "PROXY") (IT BEING UNDERSTOOD THAT THE STOCKHOLDER RETAINS THE RIGHT TO VOTE THE SHARES FOR ALL OTHER PURPOSES NOT INCONSISTENT WITH THIS PROXY). THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE STOCKHOLDER'S SHARES.

    5.  Certain Covenants of the Stockholder and WSP.  Except in accordance with the terms of this Agreement, each of the Stockholder and WSP hereby covenants and agrees as follows:

      (a)  No Solicitation.  Each of the Stockholder and WSP agrees, that unless this Agreement is earlier terminated in accordance with Section 10 hereof, until August 10, 2001, neither the Stockholder nor WSP will, directly or indirectly (a) solicit, initiate or encourage the submission of any proposal or offer from any person or entity relating to (i) the liquidation, dissolution, sale of assets or stock, or recapitalization of, (ii) merger or consolidation with or into, (iii) acquisition or purchase of assets of (other than in the ordinary course of business) or any equity interest in or (iv) similar transaction or business combination involving, the Company (each an "Alternative Transaction"), (b) institute, pursue or engage in any discussions, negotiations or agreements with

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  any person or entity concerning any of the foregoing or (c) furnish any information with respect to any effort or attempt by any other person or entity to do any of the foregoing. Nothing in this Section 5(a) shall restrict the Stockholder or WSP in any manner with respect to an extraordinary transaction involving the Seller so long as the acquiror of the Seller agrees in advance with the Purchaser to be bound by the terms of this Agreement.

      (b)  Restriction on Transfer, Proxies and Non-Interference.  Neither the Stockholder nor WSP shall, directly or indirectly: (i) enter into (or enforce the provisions of) any agreement with the Seller whereby the Seller may be obligated to repurchase, or enter into any other contract, option or other arrangement or understanding with respect to, or otherwise consent to the sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, "Disposition") any or all of the Shares or any interest therein, provided that this restriction shall not prevent a Disposition (a "Permitted Disposition") if the proposed transferee executes and delivers to the Purchaser a voting agreement and proxy, in form and substance substantially similar to this Agreement and the Proxy contained herein, respectively, and delivers to the Company an irrevocable consent in form substantially similar, and in substance identical, to the Consent (notwithstanding the foregoing, a Permitted Disposition shall not relieve WSP of its obligation to execute and deliver the Limited Guaranty at the closing of the Purchase Agreement pursuant to Section 5(c) hereof unless the Purchaser consents in writing to the substitution of the proposed transferee); (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of the Stockholder or any WSP contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

      (c)  Limited Guaranty.  At the closing of the Purchase Agreement, Willis Stein & Partners II, L.P., a Delaware limited partnership and Willis Stein & Partners Dutch, L.P., a Delaware limited partnership shall each execute and deliver to the Purchaser a Limited Guaranty, in the form attached hereto as Exhibit B.

    6.  Restrictions on Transfer; Non-Interference.  Except in accordance with the terms of this Agreement, WSP hereby covenants and agrees with the Purchaser that WSP shall not, directly or indirectly, except in such a manner that would not have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement: (i) sell, assign, mortgage, transfer, pledge, hypothecate or otherwise dispose of any interest or equity rights in the Stockholder, except pursuant to a Permitted Disposition; (ii) permit the Stockholder to issue any interests or equity rights of the Stockholder unless the Person to whom such interests are issued agrees with the Purchaser to be bound by this Agreement; (iii) cause a merger, consolidation, business combination, reorganization, recapitalization, conversion or liquidation of the Stockholder; or (iv) approve or adopt any amendment to the certificate of formation or the limited liability company agreement of the Stockholder, including, without limitation, causing a change to the identity of the managing member of the Stockholder.

    7.  Further Assurances.  The Stockholder and WSP will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

    8.  Certain Events.

      (a) Each of the Stockholder and WSP agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any Person to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in

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  the capital structure of the Seller affecting the Common Stock or Preferred Stock, the acquisition of additional shares of the Common Stock or Preferred Stock or other voting securities of the Seller by the Stockholder, the number of Shares listed in Schedule A shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of the Common Stock or Preferred Stock or other voting securities of the Seller issued to or acquired by the Stockholder.

      (b) WSP agrees that in the event of the acquisition by WSP or any of its affiliates of any shares of the Common Stock or Preferred Stock or other voting securities of the Seller, such entity shall execute and deliver (i) to the Company, a written consent pursuant to Section 228(a) of the DGCL, approving the transactions contemplated by the Purchase Agreement and (ii) to the Purchaser, a separate voting agreement, pursuant to which such entity shall provide the Purchaser with the same proxy, covenants and agreements that the Stockholder is hereby providing to the Purchaser.

    9.  Stop Transfer.  The Stockholder agrees with, and covenants to, the Purchaser that the Stockholder shall not request that the Seller register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

    10.  Termination.  This Agreement shall terminate upon the earlier of (a) the termination of the Purchase Agreement in accordance with its terms and (b) the closing of the transactions contemplated by the Purchase Agreement (the "Closing"). The date of termination of this Agreement is referred to herein as the "Termination Date".

    11.  Miscellaneous.

      (a)  Entire Agreement; Assignment.  This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise (A) in the case of an assignment by the Stockholder or WSP, without the prior written consent of the Purchaser and (B) in the case of assignment by the Purchaser, without the prior written consent of WSP, provided that the Purchaser may in its sole discretion assign its rights and obligations hereunder to any of its direct or indirect wholly-owned subsidiaries. Notwithstanding the foregoing, a Permitted Disposition will not be deemed an assignment of this Agreement.

      (b)  Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, however, that the Purchaser may unilaterally amend Schedule A in accordance with Section 8(a) hereof. The Purchaser and the Seller agree that they shall not amend the Purchase Agreement in any manner that would adversely affect the Stockholder or WSP without the prior written consent of WSP.

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      (c)  Notices.  All notices and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, facsimile, telex or other standard form of telecommunications, by courier service, or by registered or certified mail, postage prepaid, return receipt requested, addressed:

  If to Purchaser, to:

  MPM Acquisition, Inc.
  c/o Schroder Venture Partners LLC
  540 Madison Avenue
  New York, NY 10022
  Attn: W. Montague Yort
  Facsimile: 212-735-0702

  With a copy to:

  Debevoise & Plimpton
  875 Third Avenue
  New York New York 10022
  Attention: Margaret A. Davenport, Esq.
  Facsimile: (212) 909-6836

  If to the Stockholder and/or WSP to:

  Willis Stein & Partners, L.P.
  227 West Monroe Street, Suite 4300
  Chicago, IL 60606
  Attn: Daniel M. Gill
  Facsimile: 312-422-2424

  With a copy to:

  Kirkland & Ellis
  200 E. Randolph Drive
  Chicago, Il 60601
  Attention: Margaret A. Gibson
  Facsimile: 312-861-2200

      (d)  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

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      (e)  Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

      (f)  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute one and the same Agreement.

      (g)  Descriptive Headings.  The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      (h)  Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

      (i)  Public Announcements.  Each of the Stockholder and WSP, on the one hand, and the Purchaser, on the other hand, will consult with the other before issuing, and provide the other with the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Purchase Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange (including, but not limited to, NASDAQ).

      (j)  Definitions; Construction.  For purposes of this Agreement:

         (i) "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

        (ii) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (iii) In the event of a stock dividend or distribution, or any change in the Seller's capital stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

      (k)  Stockholder Capacity.  Nothing herein shall be deemed to restrict any affiliate or employee of the Stockholder or WSP who is also a director of the Seller from taking any action in his or her capacity as a director as may be permitted under the Purchase Agreement.

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    IN WITNESS WHEREOF, the Purchaser, the Stockholder and WSP have caused this Agreement to be duly executed as of the day and year first above written.

MPM ACQUISITION, INC.
By:	/s/ W. Montague Yort
	Name:	W. Montague Yort
	Title:	President
U-C HOLDINGS, L.L.C.
By:	Willis Stein & Partners, L.P.
Its:	Managing Member
By:	Willis Stein & Partners, L.L.C.
Its:	General Partner
By:	/s/ Daniel M. Gill
	Name:	Daniel M. Gill
	Title:	Managing Director
WILLIS STEIN & PARTNERS, L.P.
By:	Willis Stein & Partners, L.L.C.
Its:	General Partner
By:	/s/ Daniel M. Gill
	Name:	Daniel M. Gill
	Title:	Managing Director
WILLIS STEIN & PARTNERS II, L.P. (for the purposes of Section 5(c) only)
By:	Willis Stein & Partners, L.L.C.
Its:	General Partner
By:	/s/ Daniel M. Gill
	Name:	Daniel M. Gill
	Title:	Managing Director
WILLIS STEIN & PARTNERS DUTCH, L.P. (for the purposes of Section 5(c) only)
By:	Willis Stein & Partners, L.L.C.
Its:	General Partner
By:	/s/ Daniel M. Gill
	Name:	Daniel M. Gill
	Title:	Managing Director

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Schedule A

Stockholder Name	Common Stock, $.005 par value	Series A Convertible Preferred Stock, $.001 par value	Series B Convertible Preferred Stock, $.001 par value
U-C Holdings, L.L.C.	11,576,612 shares	2,176,664 shares	266,666 shares

Schedule B

Ownership of U-C Holdings, L.L.C. Interests

	Class A Investor Units	Class B Investor Units	Class C Investor Units	Preferred Units
WSP	28,147,747		2,103,995	1,851,826
	(93.3947778)%		(52.6)%	(66.77)%

As of April 5, 2001

EXHIBIT A

Consent of Majority Stockholder in Lieu of Meeting

    The undersigned, being the holder of record and beneficially of (i) 11,576,612 shares of the Common Stock of CTN Media Group, Inc., a Delaware corporation (the "Corporation"), par value $.005 per share, (ii) 2,176,664 shares of the Series A Convertible Preferred Stock of the Corporation, $.001 par value, and (iii) 266,666 shares of the Series B Convertible Preferred Stock, $.001 par value, hereby irrevocably consents, as permitted by Section 228(a) of the General Corporation Law of the State of Delaware, to the adoption of the following resolutions:

    RESOLVED, that the form, terms and provisions of the Stock Purchase Agreement, dated as of the date hereof, between the Corporation and MPM Acquisition, Inc., a Delaware corporation, in the form attached hereto as Exhibit A, be and the same hereby are approved and adopted, and that the Corporation is authorized to consummate the transactions contemplated by the Stock Purchase Agreement.

    The executed copy of this Consent shall be filed with the Minutes of the proceedings of the stockholders of the Corporation.

U-C HOLDINGS, L.L.C.
By:	Willis Stein & Partners, L.P.
Its:	Managing Member
By:	Willis Stein & Partners, L.L.C.
Its:	General Partner
By:	/s/ Daniel M. Gill
	Name:	Daniel M. Gill
	Title:	Managing Director
	Dated:	June 1, 2001

EXHIBIT B

Form of Limited Guaranty

ANNEX D

FIFTH AMENDMENT TO THE
1996 STOCK INCENTIVE PLAN

    THIS FIFTH AMENDMENT to the 1996 Stock Incentive Plan of CTN Media Group, Inc. (the "Company"), a Delaware corporation, (this "Amendment") is made effective as of the 30th day of May, 2001 (the "Effective Date"), provided, the stockholders of the Company approve this Amendment within 12 months after such effective date. All capitalized terms in this Amendment have the meaning ascribed to such terms in the 1996 Stock Incentive Plan (the "Plan"), unless otherwise stated herein.

W I T N E S S E T H:

    WHEREAS, the Board of Directors of the Company desires to amend the Plan to adjust the exercise price of options granted thereunder.

    NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

    1.  Section 1.5.1 of the Plan is hereby amended by deleting the first sentence thereof in its entirety and substituting therefor the following new first sentence:

  "The total number of shares of common stock of the Company, par value $.005 per share ("Common Stock"), with respect to which awards may be granted pursuant to the Plan shall be 3,000,000 shares."

    2.  Except as specifically amended by this Amendment, the Plan shall remain in full force and effect as prior to this Amendment.

    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the Effective Date.

CTN MEDIA GROUP, INC.
By:	/s/ JASON ELKIN Jason Elkin Chief Executive Officer

ATTEST:

By:	/s/ PATRICK DORAN Patrick Doran, Secretary

ANNEX E

SIXTH AMENDMENT TO
OUTSIDE DIRECTORS' 1996 STOCK OPTION PLAN

    THIS SIXTH AMENDMENT to the CTN Media Group, Inc. 1996 Outside Directors' Stock Option Plan (the "Amendment") is made effective as of the 30th day of May, 2001 (the "Effective Date"), by CTN Media Group, Inc., a corporation organized under and doing business under the laws of the State of Delaware (the "Company"). All capitalized terms in this Amendment have the meaning ascribed to such term as in the CTN Media Group, Inc. Outside Directors' Stock Option Plan (the "Plan"), unless otherwise stated herein.

W I T N E S S E T H:

    WHEREAS, the Board of Directors of the Company desires to amend the Plan to increase the number of shares that may be granted under the Plan; and

    NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

    Section 3(a) of the Plan is amended by deleting the second sentence thereof in its entirety and substituting therefor the following new second sentence:

  "Subject to Section 3(b), the aggregate number of shares of Common Stock of the Company which may be transferred pursuant to the Plan shall be 910,000."

    Except as specifically amended by this Amendment, the Plan shall remain in full force and effect as prior to this Amendment.

    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the this 30th day of May, 2001.

CTN MEDIA GROUP, INC.
By:	/s/ JASON ELKIN Jason Elkin Chief Executive Officer

ATTEST:

By:	/s/ PATRICK DORAN Patrick Doran, Secretary

QuickLinks

CTN MEDIA GROUP, INC.
INFORMATION STATEMENT
SALE OF THE MPM SHARES SUMMARY TERM SHEET
APPROVAL OF THE SALE
BACKGROUND OF AND REASONS FOR THE SALE
TERMS OF THE STOCK PURCHASE AGREEMENT
ACCOUNTING TREATMENT OF THE TRANSACTION
FEDERAL INCOME TAX CONSEQUENCES
USE OF PROCEEDS; CONDUCT OF BUSINESS FOLLOWING THE PROPOSED SALE
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
PRO FORMA CONSOLIDATED BALANCE SHEET PERIOD ENDED 3/31/01 UNAUDITED
PRO FORMA INCOME STATEMENT FOR THE 12 MONTHS ENDED DECEMBER 31, 1999 UNAUDITED
PRO FORMA INCOME STATEMENT FOR THE 12 MONTHS ENDED DECEMBER 31, 2000 UNAUDITED
PRO-FORMA INCOME STATEMENT FOR THE 3 MONTHS ENDED MARCH 31, 2001 UNAUDITED
AMENDMENTS TO THE STOCK OPTION PLANS
NO DISSENTERS' RIGHTS
INTEREST OF CERTAIN PERSONS IN THE ACTIONS DESCRIBED HEREIN
AVAILABLE INFORMATION
MATERIAL INCORPORATED BY REFERENCE
  ANNEX A
TABLE OF CONTENTS STOCK PURCHASE AGREEMENT
STOCK PURCHASE AGREEMENT
ARTICLE I PURCHASE AND SALE
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
ARTICLE IV COVENANTS
ARTICLE V CONDITIONS TO CLOSING
ARTICLE VI INDEMNIFICATION
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER
ARTICLE VIII GENERAL PROVISIONS
  ANNEX B
FORM OF LIMITED GUARANTY
  ANNEX C
  EXECUTION COPY
VOTING AGREEMENT
Schedule A
Schedule B
  EXHIBIT A
Consent of Majority Stockholder in Lieu of Meeting
  EXHIBIT B
Form of Limited Guaranty
  ANNEX D
FIFTH AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN
  ANNEX E
SIXTH AMENDMENT TO OUTSIDE DIRECTORS' 1996 STOCK OPTION PLAN
W I T N E S S E T H